EXHIBIT 4.1

Execution Version

GARRETT MOTION INC.

as Holdings,

GARRETT MOTION HOLDINGS INc.

as U.S. Issuer,

GARRETT LX I S.À R.L.

as Co-Issuer,

and the Subsidiary Guarantors party hereto from time to time

7.750% Senior Notes due 2032

________________________

INDENTURE

Dated as of May 21, 2024

________________________

Wilmington Trust, National Association
as Trustee

TABLE OF CONTENTS

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Appendix A – Provisions Relating to Initial Notes and Additional Notes

EXHIBIT INDEX

Exhibit A – Form of Initial Note Exhibit

Exhibit B – Form of Transferee Letter of Representation Exhibit

Exhibit C – Form of Supplemental Indenture (Future Guarantors)

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INDENTURE, dated as of May 21, 2024, among Garrett Motion Inc., a Delaware corporation (together with its successors and permitted assigns, “Holdings”), Garrett Motion Holdings Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdings (together with its successors and permitted assigns, the “U.S. Issuer”), Garrett LX I S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg with registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B225642, which is an indirect wholly owned subsidiary of the U.S. Issuer (together with its successors and permitted assigns, the “Co-Issuer” and, together with the U.S. Issuer, the “Issuers” and each an “Issuer”), the Subsidiary Guarantors party hereto from time to time and Wilmington Trust, National Association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) $800,000,000 aggregate principal amount of the Issuers’ 7.750% Senior Notes due 2032 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes issued from time to time (together with the Initial Notes, the “Notes”):

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                      Definitions.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)       Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)       Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

“Additional Notes” means the Notes issued under the terms of this Indenture subsequent to the Issue Date.

“Additional Refinancing Amount” means, in connection with the Incurrence of any Refinancing Indebtedness, an amount equal to the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, defeasance costs and fees (including original issue discount) in respect thereof.

“Additional Repayment” has the meaning ascribed thereto in the Offering Circular.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreed Guarantee Principles” means the “Agreed Guaranty and Security Principles” as set forth on Schedule 1.01 to the Credit Agreement as of the Issue Date, as applied mutatis mutandis with respect to the Notes in good faith by Holdings, other than, for the avoidance of doubt, the provisions related to collateral or security set forth in such Agreed Guaranty and Security Principles.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, as determined by the Issuers, the greater of:

(1)       1% of the then outstanding principal amount of the Note; and

(2)       the excess of:

(a)       the present value at such redemption date of (i) the redemption price of the Note, at May 31, 2027 (such redemption price being set forth in Paragraph 5 of the Note) plus (ii) all required interest payments due on the Note through May 31, 2027 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)       the then outstanding principal amount of the Note.

The Trustee shall have no duty to calculate or verify the Issuers’ calculation of the Applicable Premium.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000.0 million.

“Asset Sale” means:

(1)       the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Sale/Leaseback Transactions) outside the ordinary course of business of Holdings or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2)       the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Issuer or any other Restricted Subsidiary (other than to

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Holdings or a Restricted Subsidiary) (whether in a single transaction or a series of related transactions),

in each case other than:

(a)       a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business or consistent with past practice or industry norm or assets otherwise no longer used or useful in the business of Holdings or its Restricted Subsidiaries (as determined in good faith by Holdings) or no longer economically practicable or commercially reasonable to maintain or dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business or consistent with past practice or industry norm;

(b)       the disposition of all or substantially all of the assets of Holdings in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c)       any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;

(d)       any disposition of property or assets of Holdings or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which property or assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by Holdings) of less than $150 million;

(e)       any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to another Restricted Subsidiary;

(f)       any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of Holdings and the Restricted Subsidiaries as a whole, as determined in good faith by Holdings;

(g)       foreclosure, condemnation, expropriation, forced disposition or any similar action with respect to any property or other asset of Holdings or any of the Restricted Subsidiaries;

(h)       any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)       the lease, assignment, sublease, license or sub-license of any real or personal property in the ordinary course of business or consistent with past practice or industry norm and the exercise of termination rights with respect to any lease, sublease, license or sublicense or other agreement;

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(j)       any sale, discount or other disposition of inventory, equipment, accounts receivable, notes receivable or other assets in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(k)       (i) any grant in the ordinary course of business or consistent with past practice or industry norm of any license or sublicense of patents, trademarks, know-how or any other intellectual property, (ii) any abandonment of intellectual property in the ordinary course of business or consistent with past practice or industry norm or which, in the reasonable good faith determination of Holdings, are not material to the conduct of the business of Holdings and its Restricted Subsidiaries taken as a whole, and (iii) any abandonment of intellectual property rights which are no longer economically practicable or commercially reasonable to maintain;

(l)       any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services, similar assets or assets used in a Similar Business of comparable or greater value or usefulness to the business of Holdings and the Restricted Subsidiaries as a whole, as determined in good faith by Holdings;

(m)       any disposition (including by capital contribution), pledge, factoring, transfer or sale of (i) Securitization Assets to any Special Purpose Securitization Subsidiary, (ii) any other Securitization Assets subject to Liens securing Permitted Securitization Financings and (iii) sales, transfers or other dispositions of promissory notes in the ordinary course of business or consistent with past practice within the People’s Republic of China, in the case of clause (iii), in connection with Permitted Securitization Financings or other receivables facilities;

(n)       any financing transaction with respect to property or assets built or acquired by Holdings or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization not prohibited by this Indenture;

(o)       dispositions in connection with Permitted Liens;

(p)       any disposition of Capital Stock of a Restricted Subsidiary (other than an Issuer) pursuant to an agreement or other obligation with or to a Person (other than Holdings, an Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q)       the sale of any property or assets in a Sale/Leaseback Transaction within twelve months of the acquisition of such property or assets;

(r)       dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

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(s)       any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(t)       to the extent constituting an Asset Sale, any termination, settlement, extinguishment or unwinding of Hedging Obligations;

(u)       any disposition of property or assets acquired after the Issue Date that are not used or useful in the core or principal business of Holdings and the Restricted Subsidiaries in the good faith determination of Holdings;

(v)       any disposition of property or assets in connection with the approval of any antitrust authority or as otherwise necessary or advisable in the good faith determination of Holdings to consummate any acquisition, New Project, Investment or other transaction; and

(w) any sale, transfer or other disposition to effect the formation of any Subsidiary that is a Delaware Divided LLC; provided that any disposition or other allocation of assets (including any equity interests of such Delaware Divided LLC) in connection therewith is otherwise not prohibited under this Indenture.

“Bank Indebtedness” means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuers whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof (except to the extent any such refinancing, replacement, restructuring or other agreement or instrument is designated by the Issuers to not be included in the definition of “Bank Indebtedness”) and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by the Issuers to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

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“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code, or any similar Federal or state law, or foreign equivalent, for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors or managers or other governing body, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

“Capital Stock” means:

(1)       in the case of a corporation, corporate stock or shares;

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)       in the case of a partnership, limited liability company, unlimited liability company or unlimited liability corporation, partnership or membership interests (whether general or limited); and

(4)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease or a finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of Holdings or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with Holdings and its Restricted Subsidiaries, either existing on the Issue Date or created thereafter that (a) initially were not included on the consolidated balance sheet of Holdings and its Restricted Subsidiaries as capital lease obligations or finance lease obligations and were subsequently recharacterized as capital lease obligations or finance lease obligations or, in the case of such a special purpose or other entity becoming consolidated with Holdings and its Restricted Subsidiaries were required to be characterized as capital lease obligations or finance lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Issue Date and were required to be characterized as capital lease obligations or finance lease obligations but would not have been required to be treated as capital lease obligations or finance lease obligations on the Issue Date had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness. For the avoidance of doubt, operating leases shall not constitute Capitalized Lease Obligations.

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“Captive Insurance Subsidiary” means any Subsidiary of Holdings that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents” means:

(1)       U.S. dollars, pounds sterling, euros, Swiss francs, Australian dollars, Yen, the national currency of any member state in the European Union or such local currencies held by an entity from time to time in the ordinary course of business;

(2)       securities issued or directly and fully guaranteed or insured by the U.S. government, the United Kingdom, Canada or Switzerland or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)       certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)       repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)       commercial paper issued by a corporation (other than an Affiliate of Holdings) rated at least “A1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)       readily marketable direct obligations issued by any state of the United States of America, the United Kingdom, Canada or Switzerland or any country that is a member of the European Union or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)       Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(8)       investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9)       instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management

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purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and

(10)       credit card receivables to the extent included in cash and cash equivalents on the consolidated balance sheet of such Person.

“Cash Management Services” means cash management services including collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items, electronic funds transfer services and interstate depository network services), foreign exchange facilities, credit card processing services, demand deposits, payroll, trust or operating account relationships, commercial credit cards, merchant cards or lines of credit, purchase or debit cards, non-card e-payables services, supply chain finance services (including the trade payable services and supplier accounts receivable and drafts/bills of exchange purchases) and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Change of Control” means the occurrence of either of the following:

(1)       the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of Holdings and its Restricted Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2)       Holdings becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of Holdings (provided that, for purposes of this determination, to the extent any Person or group includes both Permitted Holders and non-Permitted Holders (any such Person or group, the “Subject Group”), and the Subject Group does not itself constitute a Permitted Holder, then the Voting Stock of Holdings directly or indirectly beneficially owned by such Permitted Holders in such Subject Group shall not be treated as being beneficially owned by such Subject Group), unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the Board of Directors of Holdings.

Notwithstanding the foregoing: (A) the transfer of assets between or among Holdings and its Restricted Subsidiaries shall not itself constitute a Change of Control; and (B) a Person or group shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option

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agreement related thereto) prior to the consummation of the transactions contemplated by such agreement.

In addition, notwithstanding the foregoing, a transaction in which Holdings or a parent entity of Holdings becomes a subsidiary of another Person (such Person, the “New Parent”) shall not constitute a Change of Control if the equityholders of Holdings or such parent entity immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, at least a majority of the total voting power of the Voting Stock of Holdings or such New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of Holdings or such parent entity prior to such transaction.

“Change of Control Triggering Event” means either (1) if on the earlier of (a) the date of the first public announcement of a Change of Control or of Holdings’ intention to effect such Change of Control and (b) the occurrence of such Change of Control, the Notes have an Investment Grade Rating from at least two of three Rating Agencies, the occurrence of both a Change of Control and a Ratings Event or (2) if the Notes do not have an Investment Grade Rating from at least two of three Rating Agencies, a Change of Control. No Change of Control Triggering Event will be deemed to have occurred in connection with a Change of Control until such Change of Control has been consummated.

“Co-Investors” means (a) the Sponsors and the Controlling Parties, (b) any Related Party of any of the foregoing and (c) their respective Affiliates other than any portfolio company thereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, (a) the total amount of depreciation and amortization expense, including the amortization of intangible assets, goodwill, deferred financing fees, development costs, capitalized customer acquisition costs, amortization of unrecognized prior service costs and actuarial gains and losses related to pensions (including any modifications) and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and (b) the total amount of depreciation expense with respect to assets acquired under Capitalized Lease Obligations which is expensed as cost of goods sold or other operating expenses and not included in depreciation and amortization expense under GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)       consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees, premiums and expenses, expensing of

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any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP); plus

(2)       consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)       commissions, discounts, yield and other fees and charges Incurred in connection with any Permitted Securitization Financing which are payable to Persons other than Holdings and the Restricted Subsidiaries; minus

(4)       interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)       any net after-tax extraordinary, exceptional, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, expansion expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, any expenses related to any New Project, equipment or inventory optimization or curtailment programs or any integration, transition, reconstruction, decommissioning, recommissioning, repositioning or reconfiguration of assets, fees, expenses, costs or charges relating to unused facility, warehouse or distribution center space, entry into new markets or distribution channels, contract acquisitions or terminations, future lease commitment costs, closing and consolidation costs, rebranding costs, acquisition integration costs, relocation costs and expenses, costs for discontinued operations (including rent termination costs), opening costs, project start-up costs, costs relating to the undertaking or implementation of strategic initiatives, cost savings initiatives (including sourcing), operating expense reductions and other operating improvements or synergies (including product margin synergies and product cost synergies), business development charges, business optimization costs, recruiting costs, signing, retention or completion bonuses, consulting, professional, litigation and arbitration costs, charges, fees and expenses (including settlements), restructuring costs (including those related to tax restructurings), expenses, costs, fees or charges related to any repurchase or issuance of Equity Interests of any Restricted Subsidiary, Holdings or a parent entity of Holdings or debt securities of any Restricted Subsidiary, Holdings or any parent entity of Holdings, Investment, acquisition, merger, consolidation, amalgamation, disposition, recapitalization or Incurrence, issuance, repayment, redemption, retirement, repurchase, refinancing,

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amendment or modification of Indebtedness (in each case, whether or not successful) or any growth capital expenditures or similar transactions, and any fees, expenses, charges or change in control payments related to any acquisition or other Investment (including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses incurred before, on or after the Issue Date) and any earn-out obligation expense incurred in connection with any acquisition or other Investment, in each case, shall be excluded;

(2)       effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including, without limitation, the effects of adjustments to (A) deferred rent, (B) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending funds with suppliers or (C) any other deferrals of revenue) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization, write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(3)       the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)       any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations, facilities, distribution centers, warehouses or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, facilities, distribution centers, warehouses or fixed assets shall be excluded;

(5)       any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by Holdings) shall be excluded;

(6)       any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment or buy-back of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7)       (A) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) in respect of such period, (B) the Net Income for such period of any Person that is not a Subsidiary of such Person, or that is accounted for by the equity method of accounting, shall be included to the extent of the amount of such Net Income of such Person multiplied by such referent Person’s or its Subsidiary’s percentage ownership of the economic interests in such Person and (C) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent

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converted into cash) received by the referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) from any Person in excess of, but without duplication of, any amounts included in subclause (A) or (B);

(8)       [reserved];

(9)       an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10)       any impairment charges or asset write-offs or write-downs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP shall be excluded;

(11)       any non-cash costs or expense related to management equity plans, long term incentive plans, stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights (including any repricing, amendment, modification, substitution or change thereof) shall be excluded;

(12)       any (a) non-cash compensation charges, (b) costs and expenses related to employment of terminated employees, or (c) costs or expenses related to stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any Restricted Subsidiary, shall be excluded;

(13)       accruals and reserves that are established or adjusted within 12 months after the Issue Date or the closing of any disposition, acquisition or investment and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(14)       [reserved];

(15)       any currency translation gains and losses related to currency remeasurements of Indebtedness, any currency translation gains and losses otherwise impacting net income, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

(16)       (a) any charges to the extent that a corresponding amount is received in cash under any agreement providing for reimbursement of such expense, (b) any charges with respect to any liability or casualty event, business interruption or product recall to the extent covered by one or more third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance and actually reimbursed, or, so long as such Person has made a

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determination that there exists reasonable evidence that such amount will in fact be reimbursed by the third party or insurer and only to the extent that such amount is (x) not denied by the applicable third party or insurance carrier in writing within 270 days and (y) in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), costs and expenses with respect to liability or casualty events or business interruption or product recall shall be excluded and (c) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption or product recall shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period);

(17)       software development costs shall be excluded;

(18)       non-cash charges for deferred tax asset valuation allowances shall be excluded;

(19)       non-cash gains, losses, income and expenses resulting from fair value accounting required under GAAP and related interpretations shall be excluded;

(20)       any other costs, expenses or charges resulting from facility, branch, office or business unit closures or sales, including income (or losses) from such closures or sales, shall be excluded;

(21)       any deductions attributable to non-controlling interests or minority interests shall be excluded; and

(22)       any gain, loss, income, expense or charge resulting from the application of any LIFO method shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Restricted Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04 pursuant to clauses (4), (5) and/or (6) of the definition of “Cumulative Credit.”

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

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“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, excise, gross receipts, value added, margins, and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of Holdings and the Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of Indebtedness for borrowed money, plus (2) the aggregate principal amount of all outstanding Disqualified Stock of Holdings and the Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)       to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)       to advance or supply funds:

(a)       for the purchase or payment of any such primary obligation; or

(b)       to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)       to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlling Party” means (i) each Affiliate of the Sponsors that is neither a “portfolio company” (which means a company actively engaged in providing goods or services to unaffiliated customers), whether or not controlled, nor a company controlled by a “portfolio company” and (ii) any individual who is a partner or employee of Centerbridge Partners, L.P. and/or Oaktree Capital Management, L.P.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the holders and the Issuers.

“Credit Agreement” means (i) the credit agreement entered into on April 30, 2021, among the Issuers, Holdings, the financial institutions named therein, the other parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated,

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supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring or agreement or instrument is designated by the Issuers to not be included in the definition of “Credit Agreement”) and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuers to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Cumulative Credit” means an amount equal to the sum of (without duplication):

(1)       (a) the greater of $350 million and 0.55 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period plus (b) an amount, not less than zero in the aggregate with respect to any relevant period, equal to 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from April 1, 2024 to the end of Holdings’ most recently ended fiscal quarter for which financial statements have been delivered to the Trustee at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2)       100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash, received by Holdings after the Issue Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to Section 4.03(b)(xiii)) from the issue or sale of Equity Interests of Holdings or any direct or indirect parent entity of Holdings (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary), plus

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(3)       100% of the aggregate amount of contributions to the capital of Holdings received in cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to Section 4.03(b)(xiii)), plus

(4)       100% of the aggregate principal amount of any Indebtedness or Disqualified Stock of Holdings or any Restricted Subsidiary (other than Indebtedness or Disqualified Stock issued to Holdings or a Restricted Subsidiary) which has been (i) cancelled, retired or extinguished, (ii) assumed by a third party to the extent that Holdings and each Restricted Subsidiary are released from their obligations in respect of such Indebtedness or Disqualified Stock or (iii) converted into or exchanged for Equity Interests (other than Disqualified Stock) in Holdings after the Issue Date, plus

(5)       100% of the aggregate amount received by Holdings or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash received by Holdings or any Restricted Subsidiary from:

(A)       the sale or other disposition (other than to a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by Holdings and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from Holdings and the Restricted Subsidiaries by any Person (other than any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to Section 4.04(b)(vii)),

(B)       the sale (other than to a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

(C)       a distribution or dividend from an Unrestricted Subsidiary, plus

(6)       in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, a Restricted Subsidiary, the Fair Market Value (as determined in good faith by Holdings) of the Investment of Holdings or the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 4.04(b)(vii) or constituted a Permitted Investment), plus

(7)       the aggregate amount of Declined Proceeds since the Issue Date, plus

(8)       $350 million.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

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“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Delaware Divided LLC” means any limited liability company which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuers and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by Holdings) of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration by Holdings, less the amount of Cash Equivalents received in connection with a subsequent sale of, or other receipt of Cash Equivalents in respect of, such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of Holdings or any direct or indirect parent of Holdings (other than Disqualified Stock), that is issued for cash (other than to Holdings or any of its Subsidiaries or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock by Holdings.

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of Holdings having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of Holdings shall not be deemed to have such a financial interest solely by reason of such member’s holding Capital Stock of Holdings or a parent entity of Holdings or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)       matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2)       is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any of its Restricted Subsidiaries, or

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(3)       is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)       Consolidated Taxes; plus

(2)       Fixed Charges and costs of surety bonds in connection with financing activities; plus

(3)       Consolidated Depreciation and Amortization Expense; plus

(4)       Consolidated Non-Cash Charges; plus

(5)       any expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any repurchase or issuance of Equity Interests, Investment, acquisition, New Project, disposition, recapitalization or the Incurrence, modification, redemption, retirement or repayment of Indebtedness permitted to be Incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions and the Additional Repayment, the offering of the Initial Notes or any Bank Indebtedness (and, in each case, any Refinancing Indebtedness in respect thereof), (ii) any amendment or other modification of the Notes or other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Securitization Financing; plus

(6)       business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory and equipment optimization programs, facility, branch, office, business unit, warehouse or distribution center closures, facility, branch, office, or business unit, warehouse or distribution center relocations or consolidations, unused warehouse, facility costs, retention, severance, expansion,

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systems design, implementation or establishment costs, contract acquisition or termination costs, future lease commitments and excess pension charges) and Pre-Opening Expenses; plus

(7)       the amount of loss or discount in connection with a Permitted Securitization Financing, including amortization of loan origination costs and amortization of portfolio discounts; plus

(8)       any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings, an Issuer or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(9)       [reserved]; plus

(10)       the amount of any loss attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling, remodeling, refurbishment, modernization, expansion, relocation or creation of such New Project, as the case may be; provided that (a) such losses are reasonably identifiable and factually supportable and certified by a responsible financial or accounting officer of Holdings and (b) losses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling, remodeling, refurbishment, modernization, expansion, relocation or creation, as the case may be, shall not be included in this clause (10); plus

(11)       the amount of any management, monitoring, consulting, transaction, advisory and similar fees and related expenses paid to or on behalf of the Co-Investors or any other direct or indirect holder of Equity Interests of Holdings and fees and expenses paid to or on behalf of any members of the board of directors (or equivalent governing body) (or, in each case, any accruals relating to such fees and expenses) during such period to the extent otherwise not prohibited by Section 4.07 including, if applicable, the amount of termination fee paid pursuant to Section 4.07(b)(xx); plus

(12)       with respect to any Person referred to in clause (7) of the definition of “Consolidated Net Income” and solely to the extent relating to the Net Income of such Person referred to in clause (7) of the definition of “Consolidated Net Income,” an amount equal to the proportion of those items described in clauses (1) and (2) above relating to such Person corresponding to Holdings and the Restricted Subsidiaries’ proportionate share of such Person’s Consolidated Net Income (determined as if such Person were a Subsidiary); plus

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(13)       costs associated with Public Company Compliance; plus

(14)       all adjustments of the type and nature used in connection with the calculation of “Consolidated EBITDA” as set forth in footnote 1 to the “Summary Historical Consolidated Financial and Other Data” under “Summary” in the Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such period; plus

(15)       other add-backs and adjustments to the extent permitted to be reflected in pro forma financial information complying with the requirements of Article 11 of Regulation S-X under the Securities Act; plus

(16)       all adjustments of the type and nature reflected in any quality of earnings analysis prepared by independent registered public accountants of recognized national or regional standing (including any “Big Four” firm) in connection with any Investment permitted by this Indenture; and

less, without duplication, to the extent the same increased Consolidated Net Income,

(17)       non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common Capital Stock or Preferred Stock of Holdings or any direct or indirect parent of Holdings, as applicable (other than Disqualified Stock), other than:

(1)       public offerings with respect to Holdings’ or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8;

(2)       issuances to any Subsidiary of Holdings; and

(3)       any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by Holdings) received by Holdings after the Issue Date:

(1)       from contributions to its common equity capital, and

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(2)       from the sale (other than to a Subsidiary of Holdings or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of Holdings,

in each case designated as Excluded Contributions by Holdings.

“Excluded Subsidiary” means (a) each Unrestricted Subsidiary, (b) each Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary), (c) each Subsidiary that is prohibited from guaranteeing the Notes by any requirement of law or that would require consent, approval, license or authorization of a governmental (including regulatory) authority to guarantee the Notes (unless such consent, approval, license or authorization has been received), (d) each Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing the Notes; provided that (1) in the case of Subsidiaries owned on the Issue Date, such prohibition exists on the Issue Date and (2) in the case of Subsidiaries acquired from any third party after the Issue Date, such prohibition exists on the date such Subsidiary becomes a Subsidiary (and in each case, for so long as such restriction or any replacement or renewal thereof is in effect), (e) any Foreign Subsidiary that is not organized or incorporated under the laws of a Guarantee Jurisdiction, (f) any Subsidiary that is a direct or indirect Subsidiary of a Subsidiary described in clauses (a) through (d) or (g) through (i) of this definition of “Excluded Subsidiary,” (g) any Special Purpose Securitization Subsidiary, (h) any special purpose entity or broker-dealer entity, (i) any Captive Insurance Subsidiary, (j) any non-profit Subsidiary, (k) any Subsidiary of Holdings that is, or would become as a result of providing the Guarantee, an “investment company” as defined in, or subject to regulation under, the Investment Company Act, (l) any Subsidiary (other than a Significant Subsidiary) that (i) did not, as of the last day of the fiscal quarter of Holdings most recently ended, have assets with a value in excess of 5.0% of the Total Assets or revenues representing in excess of 5.0% of total revenues of Holdings and the Restricted Subsidiaries on a consolidated basis as of such date and (ii) taken together with all other such Subsidiaries being excluded pursuant to this clause (l), as of the last day of the fiscal quarter of Holdings most recently ended, did not have assets with a value in excess of 10.0% of the Total Assets or revenues representing in excess of 10.0% of total revenues of Holdings and the Restricted Subsidiaries on a consolidated basis as of such date (each such Subsidiary, an “Immaterial Subsidiary”) and (m) any Subsidiary for which providing a Subsidiary Guarantee could reasonably be expected to result in material adverse tax consequences as determined in good faith by Holdings.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, which, in the case of an Asset Sale, Restricted Payment or Investment shall be determined either, at the option of Holdings, at the time of the Asset Sale, Restricted Payment or Investment or as of the date of the definitive agreement with respect to such Asset Sale, Restricted Payment or Investment, and without giving effect to any subsequent change in value.

“Fitch” means Fitch Ratings Inc., and any successor thereto.

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“Fixed Charge Calculation Date” has the meaning specified in the definition of “Fixed Charge Coverage Ratio.”

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (i) EBITDA of such Person for such period to (ii) the Fixed Charges of such Person for such period. In the event that Holdings or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of any Permitted Securitization Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable Pro Forma Period.

For purposes of making the computation referred to above, Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or cost savings initiatives or other initiatives, New Projects, restructurings or reorganizations that Holdings or any Restricted Subsidiary has determined to make or implement and/or has made or implemented during the applicable Pro Forma Period or subsequent to such period and on or prior to or simultaneously with the Fixed Charge Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred (or such operational or cost savings had been realized) on the first day of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Person that subsequently became a Restricted Subsidiary or was merged, consolidated or amalgamated with or into Holdings or any Restricted Subsidiary since the beginning of such period shall have made any Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, New Project, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, New Project, restructuring or reorganization had occurred at the beginning of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed

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Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable Pro Forma Period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by Holdings. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Holdings, to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event, (2) all adjustments of the nature used in connection with the calculation of “Consolidated EBITDA” as set forth in footnote 1 to the “Summary Historical Consolidated Financial and Other Data” under “Summary” in the Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period and (3) adjustments to EBITDA anticipated to result from (i) the termination of contracts with existing customers and (ii) the anticipated run-rate earnings expected to be achieved from new business with such customers under new contracts to be entered into and the achievement of the related operational efficiencies associated therewith, in each case as determined by Holdings in good faith as of the date of determination and, in each case, such adjustments are expected by Holdings in good faith to be achieved within 24 months of the date of the relevant event.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate.

For purposes of making the computation referred to above, in giving effect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during such period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by Holdings in good faith.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off

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of deferred financing costs, discounts or premiums) of such Person for such period, and (2) all cash dividend or distribution payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“Guarantee Jurisdiction” means (i) initially (A) the United States, any state thereof, the District of Columbia, or any territory thereof and (B) each of Australia, Ireland, Italy, Japan, Luxembourg, Mexico, Romania, Slovakia, Switzerland, the United Kingdom, and (ii) thereafter, any additional “security jurisdiction” added for the benefit of the secured parties under the Credit Agreement in accordance with the terms and conditions thereof.

“Guarantees” means, as to Holdings, the Holdings Guarantee and as to any Subsidiary Guarantor, the Subsidiary Guarantees.

“Guarantors” means Holdings and the Subsidiary Guarantors.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)       currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)       other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

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“holder” or “noteholder” means the Person in whose name a Note is registered on the registrar’s books.

“Holdings Guarantee” means the guarantee of the obligations of the Issuers under this Indenture and the Notes by Holdings in accordance with the provisions of this Indenture.

“Immaterial Subsidiary” has the meaning set forth in the definition of “Excluded Subsidiary.”

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), the estates of such individual and such other individuals above and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. “Incurrence” shall have a corresponding meaning.

“Indebtedness” means, with respect to any Person:

(1)       the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business or consistent with past practice or industry norm, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business or consistent with past practice or industry norm), which purchase price is due more than twelve months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)       to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for

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collection in the ordinary course of business or consistent with past practice or industry norm); and

(3)       to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by Holdings) of such asset at such date of Incurrence, and (b) the principal amount of such Indebtedness of such other Person;

provided, however, that, notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business or consistent with past practice or industry norm and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks arising in the ordinary course of business or consistent with past practice or industry norm in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Permitted Securitization Financings; (5) trade and other ordinary course payables and intercompany liabilities arising in the ordinary course of business or consistent with past practice or industry norm; (6) accrued expenses; (7) obligations in respect of Third Party Funds; (8) in the case of Holdings and its Restricted Subsidiaries (x) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or consistent with past practice or industry norm and (y) intercompany liabilities in connection with cash management, tax and accounting operations of Holdings and its Restricted Subsidiaries; (9) any obligations under Hedging Obligations that are not Incurred for speculative purposes; and (10) Indebtedness of any direct or indirect parent of Holdings appearing on the balance sheet of Holdings solely by reason of push-down accounting under GAAP.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of Holdings, qualified to perform the task for which it has been engaged.

“Interest Payment Date” has the meaning set forth in Exhibit A hereto.

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“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by any of S&P and Fitch, or, in each case, an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)       securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)       securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P and/or Fitch, but excluding any debt securities or loans or advances between and among Holdings and its Subsidiaries,

(3)       investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)       corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees of loans), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers or customers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1)       “Investments” shall include the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by Holdings) of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)       Holdings’ “Investment” in such Subsidiary at the time of such redesignation less

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(b)       the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by Holdings) of the net assets of such Subsidiary at the time of such redesignation; and

(2)       any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by Holdings) at the time of such transfer.

“Issue Date” means May 21, 2024.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Luxembourg Companies Law” means the Luxembourg law of August 10, 1915 on commercial companies, as amended.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of Holdings or any direct or indirect parent of Holdings, as the case may be, together with (1) any new directors (and their respective Immediate Family Members) whose election by such boards of directors or whose nomination for election by the equityholders of Holdings or any direct or indirect parent of Holdings, as applicable, was approved by a vote of a majority of the directors of Holdings or any direct or indirect parent of Holdings, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel (and their respective Immediate Family Members) of Holdings or any direct or indirect parent of Holdings, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of Holdings or any direct or indirect parent of Holdings, as applicable.

“Market Capitalization” means, as of any date of determination, an amount equal to (i) the total number of issued and outstanding shares of publicly-traded Capital Stock of Holdings (or any successor of Holdings) or any direct or indirect parent Holdings on such date of determination, multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding such date of determination.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

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“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by Holdings or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable (in the good faith determination of Holdings, and for this purpose disregarding any tax attribute) as a result thereof (including Tax Distributions and after taking into account liabilities under tax sharing arrangements and any available tax deduction related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by Holdings as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and payments made to holders of non-controlling or minority interests in non-Wholly Owned Subsidiaries as a result of such Asset Sale.

Notwithstanding the foregoing or anything to the contrary in Section 4.06, to the extent that Holdings has determined in good faith that repatriation (i) of any or all of the Net Proceeds of any Asset Sales by a Foreign Subsidiary is prohibited, restricted or delayed by applicable local law or contractual restrictions not entered into in contemplation therewith or (ii) of any or all of the Net Proceeds of any Assets Sales by a Foreign Subsidiary could result in a material adverse tax consequence to Holdings or its Subsidiaries, an amount equal to the portion of such Net Proceeds so affected will not constitute Net Proceeds or be required to be applied in compliance with Section 4.06; provided that, in any event, Holdings shall use its commercially reasonable efforts to take actions within its reasonable control that are reasonably required to eliminate such tax effects.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a “Failure to Pay” or “Bankruptcy Credit Event” (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to any Issuer or any Guarantor immediately prior to such date of determination.

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“New Parent” has the meaning specified in the definition of “Change of Control.”

“New Project” means (x) each plant, facility, branch, office or business unit which is either a new plant, facility, branch, office or business unit or an expansion, relocation, remodeling, refurbishment or substantial modernization of an existing plant, facility, branch, office or business unit owned by Holdings or the Restricted Subsidiaries which in fact commences operations and (y) each creation (in one or a series of related transactions) of a business unit or product line offering to the extent such business unit commences operations or such product line is offered or each expansion (in one or series of related transactions) of business into a new market or through a new distribution method or channel, in each case, until the date that is 12 months after the date of completing the construction, acquisition, assembling, remodeling, refurbishment, modernization, expansion, relocation or creation of such plant, facility, branch, office, business unit, or product line, as the case may be, after which point such plant, facility, branch, office, business unit, or product line, as the case may be, shall cease to constitute a New Project.

“Notes Obligations” means Obligations in respect of the Notes, this Indenture, the Holdings Guarantee and the Subsidiary Guarantees.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness (including interest, fees, expenses, indemnity claims and other monetary obligations accrued during the pendency of an insolvency proceeding, whether or not constituting an allowed claim in such proceeding); provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee.

“Offering Circular” means the offering circular, dated May 7, 2024, relating to the issuance of the Initial Notes.

“Officer” with respect to Holdings, any Issuer or any other obligor upon the Notes, the Chairman of the Board, the President, Managing Director, Director, Manager, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer, the Secretary, Assistant Treasurer or Assistant Secretary or any other authorized signatory (a) of such Person or (b) if such Person is owned, directly or indirectly, or managed by a single entity, of such entity, or any other individual designated as an “Officer” or an authorized signatory for the purposes of this Indenture by the Board of Directors of Holdings.

“Officer’s Certificate” means with respect to Holdings, any Issuer or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Holdings or any Restricted Subsidiary.

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“Pari Passu Indebtedness” means: (a) with respect to any Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and (b) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Permitted Holder Group” has the meaning specified in the definition of “Permitted Holders.”

“Permitted Holders” means, at any time, each of (i) the Co-Investors, (ii) the Management Group, (iii) any Person that, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of Holdings, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders, holds more than 50% of the total voting power of the Voting Stock thereof, and any New Parent and its subsidiaries, (iv) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of Holdings or any of its direct or indirect parent companies, acting in such capacity, and (v) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of Holdings (a “Permitted Holder Group”), so long as (1) no member of the Permitted Holder Group (other than Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above) has the right to elect a number of directors that is greater than such member’s proportional share of directors (with such member’s proportional share of directors being determined based on the total number of directors on the applicable board of directors multiplied by the percentage of Voting Stock held or acquired by such member) and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made (or is not required to be made) in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)       any Investment in Holdings or any Restricted Subsidiary;

(2)       any Investment in Cash Equivalents or Investment Grade Securities;

(3)       any Investment by Holdings or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, including by means of a Delaware LLC Division, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary;

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(4)       any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5)       any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment, binding commitment or obligation, in each case, existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment, binding commitment or obligation, in each case, as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(6)       loans and advances to, or guarantees of Indebtedness of, officers, directors, employees or consultants of Holdings or any of its Subsidiaries (i) in the ordinary course of business or consistent with past practice or industry norm in an aggregate outstanding amount (valued in good faith by Holdings at the time of the making thereof, and without giving effect to any subsequent changes in value) not to exceed the greater of (A) $64 million and (B) 0.10 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period, (ii) in respect of payroll payments and expenses in the ordinary course of business or consistent with past practice or industry norm and (iii) in connection with such person’s purchase of Equity Interests of Holdings or any direct or indirect parent of Holdings solely to the extent that the amount of such loans and advances shall be contributed to Holdings in cash as common equity;

(7)       any Investment acquired by Holdings or any Restricted Subsidiary (a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business or consistent with past practice or industry norm, (b) in exchange for any other Investment or accounts receivable, or deposit held by Holdings or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of Holdings of such other Investment, accounts receivable or deposit (including any trade creditor or customer), (c) in satisfaction of judgments against other Persons or (d) as a result of a foreclosure by Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)       Hedging Obligations permitted under Section 4.03(b)(x);

(9)       any Investment by Holdings or any Restricted Subsidiary in a Similar Business in an aggregate outstanding amount (valued in good faith by Holdings at the time of the making thereof, and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the sum of (x) the greater of (i) $320 million and (ii) 0.50 multiplied by the Pro Forma

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EBITDA of Holdings for the Pro Forma Period immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, repurchases, redemptions, income and similar amounts) actually received in respect of any such Investment (with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not Holdings or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Holdings or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be Holdings or a Restricted Subsidiary;

(10)       any Investment by Holdings or any Restricted Subsidiary in an aggregate outstanding amount (valued in good faith by Holdings at the time of the making thereof, and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the sum of (x) the greater of (i) $320 million and (ii) 0.50 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, repurchases, redemptions, income and similar amounts) actually received in respect of any such Investment (with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not Holdings or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Holdings or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be Holdings or a Restricted Subsidiary;

(11)       (a) loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or industry norm or to fund such person’s purchase of Equity Interests of Holdings or any direct or indirect parent of Holdings and (b) advances, loans or extensions of trade credit or prepayments to suppliers or loans or advances made to distributors in the ordinary course of business or consistent with past practice or industry norm by Holdings or any of its Restricted Subsidiaries;

(12)       Investments the payment for which consists of or is financed with the proceeds of the sale or issuance of Equity Interests of Holdings (other than Disqualified Stock) or any direct or indirect parent of Holdings, as applicable; provided, however,

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that such Equity Interests will not increase the amount available for Restricted Payments under clause (2) or (3) of the definition of “Cumulative Credit”;

(13)       any transaction to the extent it constitutes an Investment that is not prohibited by the provisions of Section 4.07(b) (except transactions described in clauses (ii), (iv), (vi), (ix)(B) and (xvi) of Section 4.07(b));

(14)       [reserved];

(15)       guarantees issued in accordance with Section 4.03 and Section 4.11, including, without limitation, any guarantee or other obligation issued or incurred under any Credit Agreement in connection with any letter of credit issued for the account of Holdings or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit), performance guarantees and Contingent Obligations and the creation of Liens on the assets of Holdings or any Restricted Subsidiary in compliance with Section 4.12;

(16)       Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses, leases or contributions of intellectual property;

(17)       Investments consisting of Securitization Assets or arising as a result of, or in connection with, Permitted Securitization Financings, including Investments of funds held in accounts permitted or required by the arrangements governing a Permitted Securitization Financing or any related Indebtedness;

(18)       any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells Securitization Assets pursuant to a Permitted Securitization Financing;

(19)       any Investment in joint ventures (valued in good faith by Holdings) not to exceed, at any one time in the aggregate outstanding under this clause (19), the sum of (x) the greater of (i) $320 million and (ii) 0.50 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, repurchases, redemptions, income and similar amounts) actually received in respect of any such Investment (with the value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not Holdings or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Holdings or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be Holdings or a Restricted Subsidiary;

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(20)       Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with Holdings or a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(21)       Investments in the ordinary course of business or consistent with past practice or industry norm consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(22)       advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of Holdings or its Restricted Subsidiaries;

(23)       any Investment in any Subsidiary of Holdings or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice or industry norm;

(24)       guarantees of Indebtedness under customer financing lines of credit in the ordinary course of business or consistent with past practice or industry norm;

(25)       Investments so long as immediately after giving effect to such Investment, the Total Indebtedness Leverage Ratio of Holdings is not greater than 2.30 to 1.00 on a pro forma basis;

(26)       Investments made in connection with obtaining, maintaining or renewing client and customer contracts in the ordinary course of business or consistent with past practice or industry norm;

(27)       Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice or industry norm;

(28)       any Investment by any Captive Insurance Subsidiary (i) in connection with its provision of insurance to Holdings or any of its Subsidiaries, which Investment is made in the ordinary course of business or consistent with past practice or industry norm of such Captive Insurance Subsidiary, or (ii) by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

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(29)        Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business or consistent with past practice or industry norm; and

(30)       Investments in any Subsidiary in connection with reorganizations and related activities related to tax planning; provided that such reorganizations and activities do not impair the value of the Guarantees in any material respect and are not otherwise materially adverse to the holders, as determined by Holdings in good faith.

“Permitted Liens” means, with respect to any Person:

(1)       pledges or deposits and other Liens granted by such Person under workmen’s compensation laws, health, disability or other employee benefits, unemployment insurance, employers’ health tax and other social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds, performance and return of money bonds, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)       Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)       Liens for taxes, assessments or other governmental charges (including any Lien imposed by any pension authority or similar Liens) not yet overdue by more than 30 days or that are being contested in good faith by appropriate proceedings;

(4)       Liens in favor of issuers of performance and surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit, bankers’ acceptances or similar obligations issued and completion guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice or industry norm;

(5)       minor survey exceptions, minor encumbrances, ground leases, trackage rights, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, towers, electric lines, telegraph and telephone and cable television lines and other similar purposes, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business or zoning or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its

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properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person or consistent with past practice or industry norm;

(6) (A) Liens on assets of a Subsidiary of Holdings that is not an Issuer or a Subsidiary Guarantor securing Indebtedness of such Subsidiary that is not an Issuer or a Subsidiary Guarantor permitted to be Incurred pursuant to Section 4.03;

(B)       Liens securing Obligations in respect of: (x) Indebtedness Incurred pursuant to Section 4.03(b)(i) and (y) any other Indebtedness permitted to be Incurred under this Indenture if, as of the date such Indebtedness was Incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Secured Leverage Ratio of Holdings does not exceed 3.00 to 1.00;

(C)       Liens securing Obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 4.03(a), 4.03(b)(iv), (xii), (xiii), (xiv) or (xx) (provided that (i) in the case of Section 4.03(a), such Liens securing Indebtedness Incurred pursuant to Section 4.03(a) shall only be permitted under this clause (C) if, on a pro forma basis after giving effect to the Incurrence of such Indebtedness and Liens, the Secured Leverage Ratio of Holdings does not exceed 3.00 to 1.00 or, if Incurred in connection with a permitted acquisition (including by means of merger, consolidation or amalgamation), New Project or other Investment permitted by this Indenture or a refinancing transaction, the Secured Leverage Ratio of Holdings would be no greater than immediately prior to such Incurrence and (ii) in the case of Section 4.03(b)(xx), such Lien does not extend to the property or assets of Holdings or any Restricted Subsidiary of Holdings other than a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor); and

(D)       Liens securing the Notes Obligations.

(7)       Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement);

(8)       Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary of Holdings; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

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(9)       Liens on assets or property at the time Holdings or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into Holdings or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(10)       Liens securing Indebtedness or other obligations of Holdings or a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.03;

(11)       Liens securing Hedging Obligations not incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness (other than Hedging Obligations constituting Secured Bank Indebtedness);

(12)       Liens on inventory, equipment or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees, warehouse receipts or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, equipment or other goods;

(13)       leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Holdings or any of the Restricted Subsidiaries;

(14)       Liens arising from Uniform Commercial Code financing statement filings (or other filings under local law) regarding operating leases or other obligations not constituting Indebtedness or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(15)       Liens in favor of Holdings, any Issuer or any Subsidiary Guarantor;

(16)       Liens in respect of Permitted Securitization Financings that extend only to the assets subject thereto or on the Equity Interests of Special Purpose Securitization Subsidiaries;

(17)       pledges and deposits and other Liens made in the ordinary course of business to secure liability to insurance carriers under insurance or self-insurance arrangements;

(18)       Liens on the Equity Interests of any joint venture or Unrestricted Subsidiaries;

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(19)       leases or subleases, and licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business or consistent with past practice or industry norm (including rights granted to lessees related to quiet enjoyment and purchase rights at the end of such leasing arrangement);

(20)       Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (11), (15) and (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (15) and (25) at the time the original Lien became a Permitted Lien under this Indenture, (B) unpaid accrued interest and premiums (including tender premiums), and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B) or (6)(C), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) or (6)(C) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) or (6)(C);

(21)       Liens on equipment of Holdings or any Restricted Subsidiary granted in the ordinary course of business to Holdings’ or such Restricted Subsidiary’s client at which such equipment is located;

(22)       judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

(24)       Liens incurred to secure Cash Management Services or to implement cash pooling arrangements in the ordinary course of business;

(25)       Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations

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secured by Liens incurred under this clause (25) and any Liens to secure any refinancing, refunding, extension or renewal in respect thereof incurred pursuant to clause (20) above, that are at that time outstanding, exceed the greater of $640 million and 1.0 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period (plus, in the case of any Refinancing Indebtedness in respect of obligations initially Incurred by Liens in reliance on this clause (25), the Additional Refinancing Amount);

(26)       any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;

(27)       any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of Holdings or any Restricted Subsidiary, under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;

(28)       Liens (i) arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(29)       Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

(30)       Liens disclosed by the title insurance policies delivered on (with respect to all mortgages delivered on the Issue Date) or subsequent to the Issue Date and pursuant to the Credit Agreement and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted under this Indenture;

(31)       Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of Holdings or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry norm;

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(32)       in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(33)       Liens in respect of Third Party Funds;

(34)       agreements to subordinate any interest of Holdings or any Restricted Subsidiary in any accounts receivable or other prices arising from inventory consigned by Holdings or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(35)       Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(36)       Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(37)       Liens (i) on inventory held by and granted to a local distribution company in the ordinary course of business and (ii) in accounts purchased and collected by and granted to a local distribution company that has agreed to make payments to Holdings or any of its Restricted Subsidiaries for such amounts in the ordinary course of business; and

(38)       Liens in respect of Indebtedness secured by mortgages on the corporate headquarters of Holdings and its Subsidiaries.

“Permitted Securitization Documents” means all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing.

“Permitted Securitization Financing” means one or more transactions pursuant to which (i) Securitization Assets or interests therein are sold, factored, pledged or transferred to or financed by one or more Special Purpose Securitization Subsidiaries, and (ii) such Special Purpose Securitization Subsidiaries finance (or refinance) their acquisition of such Securitization Assets or interests therein, or the financing thereof, by selling Securitization Assets to, or borrowing against Securitization Assets from, a Person that is not Holdings or a Subsidiary, and any Hedging Obligations or hedging agreements entered into with any such Person in connection with such Securitization Assets; provided, that recourse to Holdings or any Restricted Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by Holdings in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by Holdings or any Restricted Subsidiary (other than a Special Purpose Securitization Subsidiary)); provided, further, that no transaction shall constitute a Permitted Securitization Financing unless (a) it constitutes a receivables or payables financing or factoring facility in the ordinary course of business or consistent with past practice or industry norm or (b) Holdings shall have determined in good faith that such transaction (or series of related transactions) is in the aggregate economically fair and reasonable to Holdings and its Restricted Subsidiaries.

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“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred that are classified as “pre-opening rent,” “opening costs” or “pre-opening expenses” (or any similar or equivalent caption).

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Pro Forma EBITDA” means, with respect to any Person, at any date, the EBITDA of such Person for the Pro Forma Period immediately preceding such date, subject to the following adjustments. In the event that Holdings or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which Pro Forma EBITDA is being calculated but prior to the event for which the calculation of Pro Forma EBITDA is made (the “Pro Forma EBITDA Calculation Date”), then Pro Forma EBITDA shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable Pro Forma Period.

For purposes of making the computation referred to above, Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or cost savings initiatives or other initiatives, New Projects, restructurings or reorganizations that Holdings or any Restricted Subsidiary has determined to make or implement and/or has made or implemented during the applicable Pro Forma Period or subsequent to such period and on or prior to or simultaneously with the Pro Forma EBITDA Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred (or such operational or cost savings had been realized) on the first day of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Person that subsequently became a Restricted Subsidiary or was merged, consolidated or amalgamated with or into Holdings or any Restricted Subsidiary since the beginning of such period shall have made any Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, New Project, restructuring or reorganization that would have required adjustment pursuant to this definition, then Pro Forma EBITDA shall be calculated giving pro forma effect thereto for such period as if such Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition,

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disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, New Project, restructuring or reorganization had occurred at the beginning of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then Pro Forma EBITDA shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable Pro Forma Period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by Holdings. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Holdings, to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event, (2) all adjustments of the nature used in connection with the calculation of “Consolidated EBITDA” as set forth in footnote 1 to the “Summary Historical Consolidated Financial and Other Data” under “Summary” in the Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period and (3) adjustments to EBITDA anticipated to result from (i) the termination of contracts with existing customers and (ii) the anticipated run-rate earnings expected to be achieved from new business with such customers under new contracts to be entered into and the achievement of the related operational efficiencies associated therewith, in each case as determined by Holdings in good faith as of the date of determination and, in each case, such adjustments are expected by Holdings in good faith to be achieved within 24 months of the date of the relevant event.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Pro Forma EBITDA Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate.

For purposes of making the computation referred to above, in giving effect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during such period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by Holdings in good faith.

“Pro Forma EBITDA Calculation Date” has the meaning specified in the definition of “Pro Forma EBITDA.”

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“Pro Forma Period” means the most recently ended four full fiscal quarters for which financial statements have been delivered to the Trustee.

“Public Company Compliance” means compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees.

“Rating Agency” means (1) each of Moody’s, Fitch and S&P (and their respective successors and assigns) and (2) if Moody’s, Fitch or S&P ceases to rate the Notes for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization” within the meaning of Rule 3(a)(62) under the Exchange Act selected by Holdings or any direct or indirect parent of Holdings as a replacement agency for Moody’s, Fitch or S&P, as the case may be.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of such Change of Control or of Holdings’ intention to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that to the extent such Rating Agency’s rating of the Notes, if rendered (or confirmed) within such period, could be determinative of whether a Change of Control Triggering Event has occurred, such period shall be extended for so long as any Rating Agency rating the Notes as of the beginning of the Ratings Decline Period has publicly announced during the Ratings Decline Period that the rating of the Notes is under consideration for downgrade by such Rating Agency.

“Ratings Event” means that there has been a downgrade of the Notes during the applicable Ratings Decline Period by at least two of three Rating Agencies such that the Notes are rated below an Investment Grade Rating by at least two of three Rating Agencies; provided, however, that a downgrade of the Notes by any applicable Rating Agency will not be deemed to have occurred in respect of a Change of Control (and thus will not be deemed a downgrade for purposes of this definition) if such Rating Agency making the reduction in rating to below Investment Grade Rating does not publicly announce or confirm or inform the Issuers, Holdings or the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of such downgrade).

“Receivables Assets” means accounts receivable (including any bills of exchange), accounts, payment intangibles and other rights to payment and related assets and property from time to time originated, acquired or otherwise owned by Holdings or any Subsidiary (including loans to Subsidiaries secured by accounts receivables (whether now existing or arising in the future) of Holdings and its Restricted Subsidiaries which are made pursuant to a Permitted Securitization Financing).

“Record Date” has the meaning specified in Exhibit A hereto.

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“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Related Party” means, with respect to any Person, (1) any spouse, descendant or immediate family member of such Person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of such Person and/or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of such Person referred to in the immediately preceding clause (2), acting solely in such capacity.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that would appear as “restricted” on a consolidated balance sheet of Holdings or any of its Restricted Subsidiaries.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Proceeds” has the meaning set forth in Section 4.03(c)(3).

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of Holdings. For the avoidance of doubt, each Subsidiary of Holdings that is an Issuer hereunder shall constitute a Restricted Subsidiary under this Indenture for so long as such Subsidiary remains an Issuer.

“S&P” means S&P Global Ratings or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by Holdings or a Restricted Subsidiary whereby Holdings or such Restricted Subsidiary transfers such property to a Person and Holdings or such Restricted Subsidiary leases it from such Person, other than leases between Holdings and a Restricted Subsidiary or between Restricted Subsidiaries.

“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Holdings or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other

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Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes.

“SEC” means the Securities and Exchange Commission.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6) of the definition of Permitted Liens, as designated by Holdings to be included in this definition.

“Secured Indebtedness” means any Consolidated Total Indebtedness secured by a Lien.

“Secured Leverage Calculation Date” has the meaning specified in the definition of “Secured Leverage Ratio.”

“Secured Leverage Ratio” means, with respect to any Person, at any date of determination, the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of determination (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the Pro Forma Period immediately preceding such date of determination. In the event that Holdings or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable Pro Forma Period. To the extent Holdings or any Restricted Subsidiary Incurs any Indebtedness and receives the proceeds of such Indebtedness, for purposes of determining any incurrence test under this Indenture with respect to the Incurrence of such Indebtedness (but not, for the avoidance of doubt, any other incurrence test) and whether Holdings is in pro forma compliance with any such test, the proceeds of such Incurrence shall not be considered cash or Cash Equivalents for purposes of any “netting” pursuant to clause (i) of this definition. No Restricted Proceeds shall be considered cash or Cash Equivalents for purposes of any “netting” pursuant to clause (i) of this definition.

For purposes of making the computation referred to above, Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or cost savings initiatives or other initiatives, New Projects, restructurings or reorganizations that Holdings or any Restricted Subsidiary has determined to make or implement and/or has made or implemented during the applicable Pro Forma Period or subsequent to such period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated

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on a pro forma basis assuming that all such Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred (or such operational or cost savings had been realized) on the first day of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Person that subsequently became a Restricted Subsidiary or was merged, consolidated or amalgamated with or into Holdings or any Restricted Subsidiary since the beginning of such period shall have made any Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, New Project, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, New Project, restructuring or reorganization had occurred at the beginning of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable Pro Forma Period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by Holdings. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Holdings, to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event, (2) all adjustments of the nature used in connection with the calculation of “Consolidated EBITDA” as set forth in footnote 1 to the “Summary Historical Consolidated Financial and Other Data” under “Summary” in the Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period and (3) adjustments to EBITDA anticipated to result from (i) the termination of contracts with existing customers and (ii) the anticipated run-rate earnings expected to be achieved from new business with such customers under new contracts to be entered into and the achievement of the related operational efficiencies associated therewith, in each case as determined by Holdings in good faith as of the date of determination and, in each case, such adjustments are expected by Holdings in good faith to be achieved within 24 months of the date of the relevant event.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Secured Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capitalized Lease

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Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate.

For purposes of making the computation referred to above, in giving effect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during such period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by Holdings in good faith.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by Holdings or any Restricted Subsidiary or in which Holdings or any Restricted Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (1) Receivables Assets, (2) revenues related to distribution and merchandising of the products of Holdings and the Restricted Subsidiaries, (3) intellectual property rights relating to the generation of any of the foregoing types of assets, (4) parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof, (5) any Equity Interests of any Special Purpose Securitization Subsidiary or any Subsidiary of a Special Purpose Securitization Subsidiary and any rights under any limited liability company agreement, trust agreement, shareholders agreement, organization or formation documents or other agreement entered into in furtherance of the organization of such entity, (6) any equipment, contractual rights with unaffiliated third parties, website domains and associated property and rights, in each case, necessary for a Special Purpose Securitization Subsidiary to operate in accordance with its stated purposes, and (7) any other assets and property (or proceeds of such assets or property) to the extent customarily included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by Holdings in good faith).

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

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“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means any business, the majority of whose revenues are derived from (i) the business or activities of Holdings and its Subsidiaries as of the Issue Date, (ii) any business that is a natural outgrowth or a reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in Holdings’ good faith business judgment constitutes a reasonable diversification of business conducted by Holdings and its Subsidiaries.

“Special Purpose Securitization Subsidiary” means a direct or indirect Subsidiary of Holdings (1) that is established in connection with a Permitted Securitization Financing for the acquisition of Securitization Assets or interests therein and/or Equity Interests in other Special Purpose Securitization Subsidiaries, and which is organized in a manner (as determined by Holdings in good faith) intended to reduce the likelihood that it would be substantively consolidated with Holdings or any of its Restricted Subsidiaries (other than Special Purpose Securitization Subsidiaries) in the event Holdings or any such Restricted Subsidiary becomes subject to a proceeding under the Bankruptcy Code (or other insolvency law), (2) that engages only in one or more Permitted Securitization Financings and other activities reasonably related thereto and (3) to which neither Holdings nor any Restricted Subsidiary (other than other Special Purpose Securitization Subsidiaries) has any obligation to provide direct financial support in order to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Sponsors” means (i) Centerbridge Partners, L.P. (together with its affiliates and its affiliates’ funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing) and Oaktree Capital Management, L.P. (together with its affiliates and its affiliates’ funds, partnerships, or other co-investment vehicles managed, advised or controlled by the foregoing) (the “Investors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with the Investors; provided that, collectively, the Investors control a majority of the voting power of such group.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable.

“Subject Group” has the meaning specified in the definition of “Change of Control.”

“Subordinated Indebtedness” means (a) with respect to any Issuer, any Indebtedness of any Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

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“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless otherwise indicated in this Indenture, all references to Subsidiaries shall mean Subsidiaries of Holdings.

“Subsidiary Guarantee” means any guarantee of the obligations of the Issuers under this Indenture and the Notes by any Subsidiary Guarantor in accordance with the provisions of this Indenture.

“Subsidiary Guarantor” means any Subsidiary that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Suspension Period” means the period of time between a Covenant Suspension Event and the related Reversion Date.

“Tax” or “Taxes” means any tax, duty, levy, impost, assessment, fee or other governmental charge, in each case in the nature of a tax (including penalties, interest and any additions thereto, and, for the avoidance of doubt, including any withholding or reduction for or on account thereof).

“Tax Distributions” means any distributions described in Section 4.04(b)(xii).

“Third Party Funds” means any accounts or funds, or any portion thereof, received by Holdings or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon Holdings or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Total Assets” means the total consolidated assets of Holdings and its Subsidiaries, as shown on the most recent balance sheet of Holdings, without giving effect to any impairment or amortization of the amount of intangible assets since March 31, 2024, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.

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“Total Indebtedness Leverage Calculation Date” has the meaning specified in the definition of “Total Indebtedness Leverage Ratio.”

“Total Indebtedness Leverage Ratio” means, with respect to any Person, at any date of determination, the ratio of (i) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries as of such date of determination (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the Pro Forma Period immediately preceding such date of determination. In the event that Holdings or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Total Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Total Indebtedness Leverage Ratio is made (the “Total Indebtedness Leverage Calculation Date”), then the Total Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable Pro Forma Period. To the extent Holdings or any Restricted Subsidiary Incurs any Indebtedness and receives the proceeds of such Indebtedness, for purposes of determining any incurrence test under this Indenture with respect to the Incurrence of such Indebtedness (but not, for the avoidance of doubt, any other incurrence test) and whether Holdings is in pro forma compliance with any such test, the proceeds of such Incurrence shall not be considered cash or Cash Equivalents for purposes of any “netting” pursuant to clause (i) of this definition. No Restricted Proceeds shall be considered cash or Cash Equivalents for purposes of any “netting” pursuant to clause (i) of this definition.

For purposes of making the computation referred to above, Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or cost savings initiatives or other initiatives, New Projects, restructurings or reorganizations that Holdings or any Restricted Subsidiary has determined to make or implement and/or has made or implemented during the applicable Pro Forma Period or subsequent to such period and on or prior to or simultaneously with the Total Indebtedness Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred (or such operational or cost savings had been realized) on the first day of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Person that subsequently became a Restricted Subsidiary or was merged, , consolidated or amalgamated with or into Holdings or any Restricted Subsidiary since the beginning of such period shall have made any Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition,

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merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, New Project, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Total Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, New Project, restructuring or reorganization had occurred at the beginning of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Total Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable Pro Forma Period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by Holdings. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Holdings, to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event, (2) all adjustments of the nature used in connection with the calculation of “Consolidated EBITDA” as set forth in footnote 1 to the “Summary Historical Consolidated Financial and Other Data” under “Summary” in the Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period and (3) adjustments to EBITDA anticipated to result from (i) the termination of contracts with existing customers and (ii) the anticipated run-rate earnings expected to be achieved from new business with such customers under new contracts to be entered into and the achievement of the related operational efficiencies associated therewith, in each case as determined by Holdings in good faith as of the date of determination and, in each case, such adjustments are expected by Holdings in good faith to be achieved within 24 months of the date of the relevant event.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Total Indebtedness Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate.

For purposes of making the computation referred to above, in giving effect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during such period, the operating results of such New Project shall be

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annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by Holdings in good faith.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Transactions” means the initial offering of Notes contemplated by the Offering Circular and the application of the proceeds of such Notes as described in the Offering Circular.

“Treasury Rate” means, as of the applicable redemption date, as determined by the Issuers, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 31, 2027; provided, however, that if the period from such redemption date to May 31, 2027 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1)       any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)       who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“U.S. Government Obligations” means securities that are:

(1)       direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)       obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in

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Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1)        any Subsidiary of Holdings (other than a Subsidiary that is an Issuer for so long as such Subsidiary is an Issuer) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Holdings in the manner provided below; and

(2)       any Subsidiary of an Unrestricted Subsidiary.

Holdings may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary, but other than a Subsidiary that is an Issuer for so long as such Subsidiary is an Issuer) to be an Unrestricted Subsidiary unless at the time of such designation such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, Holdings or any other Restricted Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated, in each case at the time of such designation; provided, however, that (i) the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any of the Restricted Subsidiaries unless otherwise permitted under Section 4.04 and (ii) Holdings may not designate any Subsidiary of Holdings to be an Unrestricted Subsidiary during any Suspension Period; provided, further, however, that either:

(a)       the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)       if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, no Event of Default shall have occurred as a result of such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

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“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02                      Other Definitions.

Term	Section
$1.03(j)
Additional Amounts	4.13(a)
Affiliate Transaction	4.07(a)
Agent Members	Appendix A
Agreements	12.10(a)
Asset Sale Offer	4.06(b)
Change in Tax Law	Exhibit A
Change of Control Offer	4.08(b)
Clearstream	Appendix A
Co-Issuer	Preamble
covenant defeasance option	8.01(b)
Covenant Suspension Event	4.15
Declined Proceeds	4.06(b)
Deemed Date	4.03(c)(4)
Definitive Note	Appendix A
Depository	Appendix A
Directing Holder	6.03
Election Date	4.04(d)
Euroclear	Appendix A
Event of Default	6.01
Excess Proceeds	4.06(b)
Excess Proceeds Threshold	4.06(b)
Global Notes	Appendix A
Global Notes Legend	Appendix A
Guaranteed Obligations	12.01(a)
Holdings	Preamble
IAI	Appendix A
Increased Amount	4.12(c)
Incurrence Clauses	4.04(c)
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Term	Section
Initial Notes	Preamble
Issuer	Preamble
Italian Guarantee	12.09
Judgment Currency	13.10
legal defeasance option	8.01(b)
Luxembourg Subordinated Debt	12.13
Noteholder Direction	6.03
Notes	Preamble
Notes Document	12.13
Notes Custodian	Appendix A
Notice of Default	6.01(i)
Offer Period	4.06(d)
Paying Agent	2.04(a)
Permitted Jurisdiction	5.01(a)(i)
Position Representation	6.03
protected purchaser	2.08
QIB	Appendix A
Refinancing Indebtedness	4.03(b)(xv)
Refunding Capital Stock	4.04(b)(ii)
Registrar	2.04(a)
Regulation S	Appendix A
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Regulation S Permanent Global Note	Appendix A
Regulation S Temporary Global Note	Appendix A
Reporting Entity	4.02(b)
Restricted Notes Legend	Appendix A
Restricted Obligations	12.10(a)
Restricted Payments	4.04(a)
Restricted Period	Appendix A
Restricted Proceeds	4.03(c)(3)
Retired Capital Stock	4.04(b)(ii)
Reversion Date	4.15
Romanian Companies Law	12.12(a)
Romanian Guarantor	12.12
Rule 144A	Appendix A
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A
Rule 501	Appendix A
Second Commitment	4.06(b)
Slovak Guarantor	12.11
Subject Lien	4.12(a)
Successor Company	5.01(a)(i)
Successor Holdings	5.01(b)(i)
Successor Subsidiary Guarantor	5.01(c)(i)
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Term	Section
Suspended Covenants	4.15
Swiss Guarantor	12.10(a)
Swiss Maximum Amount	12.10(a)
Tax Group	4.04(b)(xii)
Tax Inclusion	4.04(b)(xii)
Tax Jurisdiction	4.13(a)
Tax Redemption Date	Exhibit A
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Transfer Restricted Notes	Appendix A
Trustee	Preamble
U.S. dollars	1.03(j)
U.S. Issuer	Preamble
Unrestricted Definitive Notes	Appendix A
Unrestricted Global Notes	Appendix A
Verification Covenant	6.03

Section 1.03                      Rules of Construction. Unless the context otherwise requires:

(a)               a term has the meaning assigned to it;

(b)               an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)               “or” is not exclusive;

(d)               “including” means including without limitation;

(e)               words in the singular include the plural and words in the plural include the singular;

(f)                unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g)               the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of Holdings dated such date prepared in accordance with GAAP;

(h)               the principal amount of any Preferred Stock or Disqualified Stock shall be (i) the maximum liquidation value of such Preferred Stock or Disqualified Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock or Disqualified Stock, whichever is greater;

(i)                 unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial

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statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

(j)                 “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Section 1.04                      No Incorporation by Reference of Trust Indenture Act. This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

Article II

THE NOTES

Section 2.01                      Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $800,000,000.

The Issuers may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07, 2.08, 2.09, 3.08, 4.06(e), 4.08(c) or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors or equivalent of Holdings and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1)               the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(2)               the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(3)               if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

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If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary or an authorized signatory of the Issuers and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or an indenture supplemental hereto setting forth the terms of the Additional Notes.

The Initial Notes and any Additional Notes may, at the Issuers’ option, be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable.

Section 2.02                      Form and Dating. Provisions relating to the Initial Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers, Holdings or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons, in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by participants of the Depository in denominations of less than $2,000.

Section 2.03                      Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuers signed by one Officer of each Issuer (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $800,000,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, the registered holder of each of the Notes and delivery instructions. Notwithstanding anything to the contrary in this Indenture, no Opinion of Counsel under Section 13.04 shall be required for the Trustee to authenticate and make available for delivery the Initial Notes. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.

One Officer shall sign the Notes for each Issuer by manual, facsimile or other electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

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A Note shall not be valid until an authorized signatory of the Trustee manually, electronically or by facsimile signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuers to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.04                      Registrar and Paying Agent.

(a)               The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuers initially appoint the Trustee as Registrar, Paying Agent and the Notes Custodian with respect to the Global Notes.

(b)               The Issuers may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee in writing of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Holdings or any of its domestically organized Subsidiaries may act as Paying Agent or Registrar.

(c)               The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

Section 2.05                      Paying Agent to Hold Money in Trust. On or prior to each due date of the principal of and interest on any Note, the Issuers shall deposit with each Paying Agent (or if Holdings or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to

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agree in writing that a Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. If Holdings or a Subsidiary of Holdings acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06                      Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

Section 2.07                      Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuers shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed or between a Record Date and the relevant Interest Payment Date.

Prior to the due presentation for registration of transfer of any Note, the Issuers, Holdings, the Subsidiary Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, Holdings, the Subsidiary Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

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All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the Depository.

Section 2.08                      Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall, upon receipt of a written order, authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies the Issuers and the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuers and the Trustee. If required by the Trustee or the Issuers, such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee, with respect to the Trustee, and the Issuers, with respect to the Issuers, to protect the Issuers, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuers and the Trustee may charge the holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuers.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.09                      Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because an Issuer or an Affiliate of one of the Issuers holds the Note.

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If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10                      Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuers may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Section 2.11                      Defaulted Interest. If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12                      CUSIP Numbers, ISINs, Etc. The Issuers in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.

Section 2.13                      Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the holders of

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which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 13.06 of this Indenture. Any calculation of the Applicable Premium made pursuant to this Indenture or the Notes shall be made by the Issuers and delivered to the Trustee pursuant to an Officer’s Certificate.

Article III

REDEMPTION

Section 3.01                      Optional Redemption. The Notes may be redeemed, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Section 3.02                      Applicability of Article. Redemption of Notes at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III.

Section 3.03                      Notices to Trustee. If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Note, the Issuers shall notify the Trustee in an Officer’s Certificate of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Issuers shall give each notice to the Trustee provided for in this Article III in writing at least two days before the date notice is delivered to the holders pursuant to Section 3.05 unless the Trustee consents to a shorter period. The Issuers may also include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Issuers’ name and at their expense and setting forth the information to be stated in such notice as provided in Section 3.05. Any such notice may be canceled if written notice from the Issuers of such cancellation is actually received by the Trustee on the Business Day immediately prior to notice of such redemption being mailed to any holder or otherwise delivered in accordance with the applicable procedures of the Depository and shall thereby be void and of no effect. The Issuers shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 3.04.

Section 3.04                      Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in accordance with the applicable procedures of the Depository, or if the Notes are not Global Notes held by the Depository or its nominee, on a pro rata basis to the extent practicable, by lot or by such other method as the Trustee deems appropriate; provided that no Notes of a minimum of $2,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for

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redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed.

Section 3.05                      Notice of Optional Redemption.

(a)               At least 10 but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Note, the Issuers shall mail or cause to be mailed by first-class mail at its registered address, or otherwise deliver electronically in accordance with the procedures of the Depository, a notice of redemption to each holder whose Notes are to be redeemed (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII or if the redemption date is delayed.

Any such notice shall identify the Notes to be redeemed and shall state:

(i)                 the redemption date;

(ii)              the redemption price and the amount of accrued interest to the redemption date;

(iii)            the name and address of the Paying Agent;

(iv)             that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any;

(v)               if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vi)             that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)          the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;

(viii)        that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes;

(ix)             if the redemption is subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), and/or such redemption may not occur and such notice may be rescinded in

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the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Issuers if the Issuers determine in their sole discretion that any or all of such conditions will not be satisfied (or waived); and

(x)               at the Issuers’ option, that the payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, Incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption or notice thereof may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this Section 3.05 and the terms of the applicable notice of redemption, such redemption date as so delayed may occur, subject to the applicable procedures of the Depository, at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the date of the applicable notice of redemption. To the extent that the redemption date will occur on a date other than the original redemption date set forth in the applicable notice of redemption, the Issuers shall notify the holders and the Trustee of the final redemption date prior to such date; provided that the failure to give such notice, or any defect therein, shall not impair or affect the validity of any redemption under this Article III. At the Issuers’ option, the payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

(b)               At the Issuers’ written request, the Trustee shall deliver the notice of redemption in the Issuers’ names and at the Issuers’ expense. In such event, the Issuers shall notify the Trustee of such request at least three Business Days (or such shorter period as is acceptable to the Trustee) prior to the date such notice is to be provided to holders.

Section 3.06                      Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the final paragraph of Paragraph 5 of the Note or Section 3.05(a). Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular Record Date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.

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Section 3.07                      Deposit of Redemption Price. With respect to any Notes, prior to 10:00 a.m., New York City time, on the redemption date, the Issuers shall deposit, or cause to be deposited, with the Paying Agent (or, if Holdings or a Subsidiary of Holdings is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuers to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and applicable premium, if any, on, the Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

Section 3.08                      Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. Upon surrender and cancellation of a Note that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the holder (at the Issuers’ expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled (or if the Note is a Global Note, an adjustment shall be made to the “Schedule of Increases or Decreases in Global Note” attached thereto in accordance with the applicable procedures of the Depository).

Article IV

COVENANTS

Section 4.01                      Payment of Notes. The Issuers shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 p.m. New York City time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes, and they shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful. The obligations of the Issuers under this Section 4.01 shall be joint and several.

Section 4.02                      Reports and Other Information.

(a)               For so long as any Notes are outstanding, Holdings and the Issuers shall deliver to the Trustee a copy of all of the information and reports referred to below:

(i)                 within 15 days after the time period specified in the SEC’s rules and regulations for non-accelerated filers (or, if earlier, within 15 days after the time period specified in the SEC’s rules and regulations as and to the extent applicable to the Reporting Entity), annual reports of the Reporting Entity for such fiscal year containing

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the information that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC;

(ii)              within 15 days after the time period specified in the SEC’s rules and regulations for non-accelerated filers (or, if earlier, within 15 days after the time period specified in the SEC’s rules and regulations as and to the extent applicable to the Reporting Entity), quarterly reports of the Reporting Entity for such fiscal quarter containing the information that would have been required to be contained in a quarterly report on Form 10-Q (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC; and

(iii)            within 15 days after the time period specified in the SEC’s rules and regulations for filing current reports on Form 8-K, current reports of the Reporting Entity containing substantially all of the information that would be required to be filed in a current report on Form 8-K under the Exchange Act on the Issue Date pursuant to Items 1.01, 1.02, 1.03, 2.01, 2.03, 2.04, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(a), (b) and (c) of Form 8-K if the Reporting Entity had been a reporting company under the Exchange Act; provided, however, that no such current reports (or Items thereof or all or a portion of the financial statements that would have otherwise been required thereby) will be required to be delivered (or included) if Holdings determines in its good faith judgment that such event (or information) is not material to holders or the business, assets, operations, financial position or prospects of Holdings and its Restricted Subsidiaries, taken as a whole.

In addition to providing such information to the Trustee, Holdings shall make available to the holders, prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts the information required to be provided pursuant to the foregoing clauses (i), (ii) and (iii), by posting such information to its website (or the website of any of Holdings’ parent companies, including the Reporting Entity) or on IntraLinks or any comparable online data system or website. If at any time Holdings or any direct or indirect parent of Holdings has made a good faith determination to file a registration statement with the SEC with respect to an Equity Offering of such entity’s Capital Stock, Holdings will not be required to disclose any information or take any actions that, in the good faith view of Holdings, would violate the securities laws or the SEC’s “gun jumping” (or equivalent) rules or otherwise have an adverse effect on such Equity Offering.

Notwithstanding the foregoing, (A) neither Holdings nor another Reporting Entity will be required to deliver any information, certificates or reports that would otherwise be required by (i) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K or (ii) Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein, (B) such reports will not be required to contain financial statements or information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or include any exhibits or certifications required by Form 10-K, Form 10-Q or Form 8-K (or any successor or comparable

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forms) or related rules under Regulation S-K and (C) such reports shall be subject to exceptions, exclusions and other differences consistent with the presentation of financial and other information in the Offering Circular and shall not be required to present compensation or beneficial ownership information.

(b)               The financial statements, information and other documents required to be provided as described in this Section 4.02 may be those of (i) Holdings or (ii) any direct or indirect parent of Holdings (any such entity described in clause (i) or (ii), a “Reporting Entity”), so long as in the case of clause (ii) either (1) such direct or indirect parent of Holdings shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any material business or operations other than its direct or indirect ownership of all of the Equity Interests in, and its management, of Holdings or (2) if otherwise, the financial information so delivered shall be accompanied by a reasonably detailed description of the material quantitative differences, if any, between the information relating to such parent, on the one hand, and the information relating to Holdings and its Restricted Subsidiaries on a standalone basis, on the other hand.

(c)               Holdings will make the financial statements, information and other documents required to be provided as described in this Section 4.02 available electronically to prospective investors upon request. Holdings shall, for so long as any Notes remain outstanding during any period when neither it nor another Reporting Entity is subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)               Holdings and the Issuers will also hold quarterly conference calls, beginning with the first full fiscal quarter ending after the Issue Date, for all holders of the Notes, prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts (to the extent providing analysis of investment in the Notes) (which conference calls may be combined with any conference calls for the holders of Holdings’ or another Reporting Entity’s securities or other indebtedness) to discuss such financial information no later than fifteen (15) Business Days after the distribution of such information required by clauses (i) or (ii) of Section 4.02(a) and, prior to the date of each such conference call, will announce the time and date of such conference call and either include all information necessary to access the call or inform holders of the Notes, prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts how they can obtain such information, including, without limitation, the applicable password or login information (if applicable).

(e)               Notwithstanding the foregoing, Holdings will be deemed to have delivered such reports and information referred to in this Section 4.02 to the holders, prospective investors, market makers, securities analysts and the Trustee for all purposes of this Indenture if Holdings or another Reporting Entity has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available. In addition, the requirements of this Section 4.02 shall be deemed satisfied and Holdings will be deemed to have delivered such reports and information referred to in this Section 4.02 to

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the Trustee, holders, prospective investors, market makers and securities analysts for all purposes of this Indenture by the posting of reports and information that would be required to be provided on Holdings’ website (or that of any of Holdings’ parent companies, including the Reporting Entity).

(f)                Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.02 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’, any Guarantor’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuers’, any Guarantor’s or any other Person’s compliance with this Section 4.02 or with respect to any reports or other documents filed under this Indenture.

Section 4.03                      Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)               (i) Holdings and the Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) Holdings and the Issuers shall not permit any of the Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock; provided, however, that Holdings, any Issuer and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of Holdings that is not a Subsidiary Guarantor or an Issuer may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case (x) if the Fixed Charge Coverage Ratio of Holdings as of the date such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least either, at the election of Holdings, (i) 2.00 to 1.00 or (ii) if Incurred in connection with a permitted acquisition (including by means of merger, consolidation or amalgamation), New Project or other Investment permitted by this Indenture or a refinancing transaction, the Fixed Charge Coverage Ratio of Holdings immediately prior to such Incurrence or issuance or (y) if the Total Indebtedness Leverage Ratio of Holdings as of the date such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued does not exceed either, at the election of Holdings (i) 3.85 to 1.00 or (ii) if Incurred in connection with a permitted acquisition permitted acquisition (including by means of merger, consolidation or amalgamation), New Project or other Investment permitted by this Indenture or a refinancing transaction, the Total Indebtedness Leverage Ratio of Holdings immediately prior to such Incurrence or issuance, in each case, determined on a pro forma basis, as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred, at the beginning of the then most recently-ended Pro Forma Period; provided, further, that any Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor may not Incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock in excess of an aggregate principal amount at the time of Incurrence, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to Section 4.03(b)(xv), equal to the greater of $385 million and 0.60 multiplied by

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the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such date on which such additional Indebtedness is Incurred, or Disqualified Stock or Preferred Stock is issued, and after giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period.

(b)               The limitations set forth in Section 4.03(a) shall not apply to:

(i)                 the Incurrence by Holdings or any Restricted Subsidiary of Indebtedness (including under any Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder) up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed together with Refinancing Indebtedness in respect thereof Incurred pursuant to Section 4.03(b)(xv), an amount equal to the sum of (x) the sum of (A) $2,300.0 million, plus (B) the greater of $640 million and 1.0 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such date on which such additional Indebtedness is Incurred and after giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period plus (y) an additional aggregate principal amount of Indebtedness that at the time of Incurrence does not cause the Secured Leverage Ratio of Holdings for the most recently ended four full fiscal quarters for which financial statements have been delivered to the Trustee, determined on a pro forma basis, to exceed either, at the election of Holdings (i) 3.00 to 1.00 or (ii) if Incurred in connection with a permitted acquisition (including by means of merger, consolidation or amalgamation), New Project or other Investment permitted by this Indenture or a refinancing transaction, the Secured Leverage Ratio of Holdings immediately prior to such Incurrence; provided that for purposes of determining the amount of Indebtedness that may be Incurred under this clause (i)(y), all Indebtedness Incurred under this clause (i)(y) shall be treated as Secured Indebtedness;

(ii)              the Incurrence by the Issuers and the Guarantors of Indebtedness, including Indebtedness represented by the Notes and the Guarantees, up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed $800 million;

(iii)            Indebtedness of Holdings and any Restricted Subsidiary existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b));

(iv)             (1) Indebtedness (including Capitalized Lease Obligations) Incurred by Holdings or any Restricted Subsidiary, Disqualified Stock issued by Holdings or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 365 days after) the acquisition, lease, construction, installation, maintenance, service, repair, replacement, remodeling, modernization, upgrade, development or improvement of property (real or personal), equipment or other assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (iv)(1), together with any Refinancing

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Indebtedness in respect thereof Incurred pursuant to Section 4.03(b)(xv), does not exceed the greater of $225 million and 0.35 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such date on which such additional Indebtedness is Incurred, or Disqualified Stock or Preferred Stock is issued, and after giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period; and

(2)               Capitalized Lease Obligations attributable to capital spending or in connection with any sale and leaseback arrangements or finance lease obligations not in violation of this Indenture;

(v)               Indebtedness Incurred by Holdings or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(vi)             Indebtedness arising from agreements of Holdings or any Restricted Subsidiary providing for indemnification, adjustment of acquisition or purchase price, deferred purchase price or similar arrangements or obligations (including earn-outs), in each case, Incurred or assumed in connection with any Investments, any New Projects or any acquisition or disposition of any business, assets or a Subsidiary not prohibited by this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii)          Indebtedness of Holdings to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Holdings and its Subsidiaries) any such Indebtedness owed by Holdings to a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor shall be subordinated in right of payment to the obligations of Holdings under the Holdings Guarantee and the Issuers under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings, an Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);

(viii)        shares of Preferred Stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds

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such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);

(ix)             Indebtedness of a Restricted Subsidiary to Holdings or another Restricted Subsidiary; provided that if an Issuer or a Subsidiary Guarantor owes such Indebtedness to a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Holdings and its Subsidiaries), such Indebtedness shall be subordinated in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and the Issuers under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings, an Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause(ix);

(x)               Hedging Obligations that are not Incurred for speculative purposes;

(xi)             obligations in respect of self-insurance and obligations (including reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts and similar instruments) in respect of performance, bid, appeal and surety bonds, performance and completion guarantees and similar obligations provided by Holdings or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(xii)          Indebtedness or Disqualified Stock of Holdings or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to Section 4.03(b)(xv), does not exceed the greater of $640 million and 1.0 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such date on which such additional Indebtedness is Incurred, or Disqualified Stock or Preferred Stock is issued, and after giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period;

(xiii)        Indebtedness or Disqualified Stock of Holdings or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount outstanding at the time of Incurrence, together with Refinancing Indebtedness in respect thereof Incurred pursuant to Section 4.03(b)(xv), not greater than an amount equal to 100.0% of the amount of net cash proceeds received by Holdings and its Restricted Subsidiaries since immediately after the Issue Date (i) from the issue or sale of Equity Interests of Holdings or any direct or indirect parent entity of Holdings (which

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proceeds are contributed to Holdings or any Restricted Subsidiary) or (ii) from a contribution to its common equity (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, Holdings or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied to increase the calculation of the Cumulative Credit pursuant to clauses (2) or (3) of the definition thereof or applied to make Restricted Payments specified in Section 4.04(b)(ix) or to make Permitted Investments specified in clause (12) of the definition thereof;

(xiv)         any guarantee by Holdings or any Restricted Subsidiary of Indebtedness or other obligations of Holdings or any Restricted Subsidiary so long as the Incurrence of such Indebtedness or other obligations by Holdings or such Restricted Subsidiary is not prohibited by the terms of this Indenture; provided that (A) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantees of Holdings or such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantees, as applicable, and (B) if such guarantee is of Indebtedness of an Issuer or a Guarantor, such guarantee is Incurred in accordance with, or not in contravention of, Section 4.11 solely to the extent Section 4.11 is applicable;

(xv)           Indebtedness or Disqualified Stock of Holdings or any Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary that serves to replace, refund, refinance or defease any Indebtedness (or unutilized commitments in respect of Indebtedness (only to the extent the committed amount (i) could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this covenant or (ii) could have been Incurred other than as Refinancing Indebtedness on the date of such replacement, refunding or refinancing)) Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) and clauses (i), (ii), (iii), (iv), (xii), (xiii), (xv), (xx) and (xxiii) of this Section 4.03(b) up to the outstanding principal amount or, if greater, committed amount (only to the extent the committed amount (i) could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this Section 4.03 or (ii) could have been Incurred other than as Refinancing Indebtedness on the date of such replacement, refunding or refinancing) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or committed or Disqualified Stock or Preferred Stock was issued pursuant to Section 4.03(a) or clauses (i), (ii), (iii), (iv), (xii), (xiii), (xv), (xx) and (xxiii) of this Section 4.03(b), or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so replace, refund, refinance or defease such Indebtedness (or such unutilized commitments in respect of Indebtedness), Disqualified Stock or Preferred Stock, plus any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees (including original issue discount) in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

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(1)               has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being replaced, refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being replaced, refunded, refinanced or defeased that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date (provided that this subclause (1) will not apply to any refunding, replacement or refinancing of any Secured Indebtedness);

(2)               to the extent such Refinancing Indebtedness refinances (a) Indebtedness subordinated in right of payment to the Notes or a Guarantee, as applicable, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, as applicable; and

(3)               shall not include (x) Indebtedness of a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor that refinances Indebtedness of Holdings, any Issuer or a Subsidiary Guarantor, or (y) Indebtedness of Holdings or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

(xvi)         [reserved];

(xvii)      Indebtedness in connection with Permitted Securitization Financings;

(xviii)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xix)         Indebtedness of Holdings or any Restricted Subsidiary (i) supported by a letter of credit or bank guarantee issued pursuant to Bank Indebtedness, in a principal amount not in excess of the stated amount of such letter of credit or (ii) in respect of Cash Management Services in the ordinary course of business or consistent with past practice or industry norm;

(xx)           Indebtedness of Restricted Subsidiaries (other than the Issuers) that are not Subsidiary Guarantors; provided, however, that the aggregate principal amount outstanding of Indebtedness Incurred under this clause (xx), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xx), together with Refinancing Indebtedness in respect thereof Incurred pursuant to Section 4.03(b)(xv), does not exceed the greater of $320 million and 0.50 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such date on which such additional Indebtedness is Incurred and after giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period;

(xxi)         Indebtedness of Holdings or any Restricted Subsidiary consisting of (A) the financing of insurance premiums, (B) take-or-pay obligations contained in

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supply arrangements, in each case, in the ordinary course of business or consistent with past practice or industry norm, (C) obligations to reacquire assets in connection with customer financing arrangements in the ordinary course of business or consistent with past practice or industry norm or (D) obligations under deferred compensation or other similar arrangements incurred by such Person in connection with New Projects or any other Investment or acquisition permitted under this Indenture;

(xxii)      Indebtedness consisting of Indebtedness issued by Holdings or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, or their respective Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent of Holdings to the extent not prohibited by Section 4.04;

(xxiii)    Indebtedness of, Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of Holdings and any Restricted Subsidiary; provided, however, that the aggregate principal amount outstanding of Indebtedness Incurred under this clause (xxiii), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xxiii) at the time of Incurrence, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to Section 4.03(b)(xv), does not exceed the greater of $320 million and 0.50 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period;

(xxiv)     guarantees by Holdings and the Restricted Subsidiaries of Indebtedness under customer financing lines of credit entered into in the ordinary course of business or consistent with past practice or industry norm;

(xxv)       (A) Indebtedness in respect of obligations of Holdings or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are Incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business or consistent with past practice or industry norm and not in connection with the borrowing of money or any Hedging Obligations, and (B) to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business or consistent with past practice or industry norm from customers for goods and services;

(xxvi)     Indebtedness of Holdings or any Restricted Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Restricted Subsidiary arising in the ordinary course of business or industry norm in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of Holdings and the Restricted Subsidiaries;

(xxvii)  (A) guarantees in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners Incurred in the ordinary course of business or consistent with past practice or industry norm and (B)

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Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the Issue Date, including that (x) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (y) such Indebtedness does not bear interest or provide for scheduled amortization or maturity; and

(xxviii)                        Indebtedness to the extent the proceeds thereof have been deposited into escrow with a third-party escrow agent, trustee, collateral agent, or similar official, pursuant to customary escrow arrangements pending the release thereof; provided, for the avoidance of doubt, that any release of such proceeds from escrow shall be constitute a new Incurrence of such Indebtedness at the time of such release and must at such time separately be permitted under Section 4.03(a) or clauses (i) through (xxvii) of this Section 4.03(b).

(c)               For purposes of determining compliance with this Section 4.03:

(1)               in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxviii) of Section 4.03(b) (or any portion thereof) or is entitled to be Incurred or issued pursuant to Section 4.03(a), then Holdings may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided that (x) Indebtedness outstanding (and any Indebtedness in respect of commitments outstanding) on the Issue Date under the Credit Agreement in effect on the Issue Date (after giving effect to the Transactions) shall be Incurred under clause (i)(x)(A) of Section 4.03(b) and may not be reclassified and (y) the Notes and the Guarantees outstanding on the Issue Date shall be Incurred under clause (ii) of Section 4.03(b) and may not be reclassified;

(2)               at the time of Incurrence, division, classification or reclassification, Holdings will be entitled to divide and classify an item of Indebtedness (or any portion thereof) in more than one of the categories of Indebtedness described in Section 4.03(a) or clauses (i) through (xxviii) of Section 4.03(b) (or any portion thereof) without giving pro forma effect to the Indebtedness Incurred, divided, classified or reclassified pursuant to any other clause of Section 4.03(a) or Section 4.03(b) (or any portion thereof) when calculating the amount of Indebtedness (or any portion thereof) that may be Incurred, divided, classified or reclassified pursuant to any such clause (or any portion thereof) at such time;

(3)               if the use of proceeds from any Incurrence of Indebtedness (other than, for the avoidance of doubt, any Indebtedness Incurred in reliance on clause (xxviii) of Section 4.03(b)) is to fund the refinancing of any Indebtedness, then such refinancing shall be deemed to have occurred substantially simultaneously with such Incurrence so long as (a) if such proceeds will be offered (through a tender offer or otherwise) to the holders of such Indebtedness to be refinanced, such proceeds are deposited with a

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trustee, agent or other representative for such holders pending the completion of such offer on the same Business Day as such Incurrence (and to the extent such proceeds are ultimately used in the consummation of such offer or otherwise used to refinance Indebtedness), (b) if such proceeds will be used to fund the redemption, discharge or defeasance of such Indebtedness to be refinanced, such proceeds are deposited with a trustee, agent or other representative for such Indebtedness pending such redemption, discharge or defeasance on the same Business Day as such Incurrence (and to the extent such proceeds are ultimately used in the consummation of such redemption, discharge or defeasance or otherwise used to refinance Indebtedness); or (c) such proceeds are otherwise set aside to fund such refinancing and during such time that such proceeds are on the consolidated balance sheet of Holdings or any Restricted Subsidiary pending such refinancing (and to the extent such proceeds are ultimately used for such refinancing) (any such proceeds described in sub-clauses (a), (b) or (c) of this clause (3), pending their final application, “Restricted Proceeds”); and

(4)               in connection with the establishment, Incurrence or issuance, as applicable, of (x) commitments in respect of revolving loan Indebtedness under this Section 4.03 or (y) any commitment or other transaction relating to the Incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock under this Section 4.03 and the granting of any Lien to secure such Indebtedness, Holdings or the applicable Restricted Subsidiary may designate such Incurrence (assuming any such commitments are fully-drawn at such time) or issuance and the granting of any Lien therefor as having occurred on the date the commitments in respect of such revolving loan Indebtedness are first established or the date of the definitive commitment to consummate such transaction, as applicable (such date, the “Deemed Date”), and any related subsequent actual Incurrence or issuance and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been Incurred or issued and granted on such Deemed Date, including, without limitation, for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable), the Total Indebtedness Leverage Ratio, the Secured Leverage Ratio and EBITDA (and all such calculations on and after the Deemed Date until the termination of such commitment or until such transaction is consummated or abandoned or such election is rescinded shall be made on a pro forma basis giving effect to the deemed Incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith).

(d)               Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional, or the accrual of dividends on, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount or deferred financing costs, the accretion of original issue discount or deferred financing costs or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness” will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of

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the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

(e)               For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the outstanding or, if greater, committed principal amount of the Indebtedness being refinanced plus the Additional Refinancing Amount.

(f)                Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that Holdings and the Restricted Subsidiaries may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

Section 4.04                      Limitation on Restricted Payments.

(a)               Holdings and the Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

(i)                 declare or pay any dividend or make any distribution on account of any of Holdings’ or any of the Restricted Subsidiaries’ Equity Interests (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests), including any payment made in connection with any merger, amalgamation or consolidation involving Holdings (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of Holdings or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, Holdings and the Restricted Subsidiaries (if applicable) receive at least their pro rata shares of such dividend or distribution in accordance with their respective Equity Interests in such class or series of securities, if any);

(ii)              purchase or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent of Holdings;

(iii)            make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of Holdings, any Issuer or any Subsidiary Guarantor (other than the payment, redemption, repurchase, defeasance,

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acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (vii) and (ix) of Section 4.03(b)); or

(iv)             make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)               solely with respect to Restricted Payments described in clauses (i) through (iii) above, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)               such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (vi)(C) and (xiii)(B) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is not more than the amount equal to the Cumulative Credit at such time.

(b)               The provisions of Section 4.04(a) shall not prohibit:

(i)                 the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or the giving notice thereof, as applicable, if at the date of declaration or the giving notice of such redemption, as applicable, such payment would have complied with the provisions of this Indenture;

(ii)              (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”), including any accrued and unpaid dividends thereon, or Subordinated Indebtedness of Holdings, any direct or indirect parent of Holdings, any Issuer or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of Holdings or any direct or indirect parent of Holdings or contributions to the equity capital of Holdings (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of Holdings) (collectively, including any such contributions, “Refunding Capital Stock”),

(B)              the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of Refunding Capital Stock, and

(C)              if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 4.04(b) and not made pursuant to clause (ii)(A) or (ii)(B), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase,

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retire or otherwise acquire any Equity Interests, including any accrued and unpaid dividends thereon, of any direct or indirect parent of Holdings) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(iii)            the redemption, repurchase, defeasance, or other acquisition or retirement of (x) Subordinated Indebtedness of Holdings, any Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Holdings, an Issuer or a Subsidiary Guarantor or Disqualified Stock of Holdings, an Issuer or a Subsidiary Guarantor or (y) Disqualified Stock of Holdings, an Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of Holdings, an Issuer or a Subsidiary Guarantor which, in each case, is Incurred or issued, as applicable, in accordance with Section 4.03 so long as:

(A)             the principal amount (or accreted value, if applicable) of such new Indebtedness or such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest or dividends, as applicable, on, the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses (including original issue discount) incurred in connection therewith),

(B)              such new Indebtedness is subordinated to the Notes or the related Guarantee of Holdings or such Subsidiary Guarantor, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(C)              such new Indebtedness or Disqualified Stock has a final scheduled maturity date or mandatory redemption or conversion date, as applicable, equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness or mandatory redemption or conversion date of the Disqualified Stock being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding, and

(D)             such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year

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following the last maturity date of any Notes then outstanding were instead due on such date;

(iv)             a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of Holdings or any direct or indirect parent of Holdings held by any future, present or former employee, director, officer or consultant (or their respective Immediate Family Members) of Holdings or any direct or indirect parent of Holdings or any Subsidiary of Holdings, including any repurchase, retirement or other acquisition for value pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or any shareholders’ agreement or other agreement or arrangement or upon such person’s death, disability, retirement or termination of employment or to cover such person’s payment of withholding taxes in connection therewith; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed the greater of $64 million and 0.10 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period in any calendar year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A)             the cash proceeds received by Holdings or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) to employees, directors, officers or consultants (or their respective Immediate Family Members) of Holdings and the Restricted Subsidiaries or any direct or indirect parent of Holdings that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (2) or (3) of the definition of “Cumulative Credit”), plus

(B)              the cash proceeds of key man life insurance policies received by Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) or the Restricted Subsidiaries after the Issue Date;

provided that Holdings may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to Holdings or any Restricted Subsidiary from any present or former employees, directors, officers or consultants (or their respective Immediate Family Members) of Holdings, any Restricted Subsidiary or the direct or indirect parents of Holdings in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;

(v)               the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Holdings or any Restricted Subsidiary issued or Incurred in accordance with Section 4.03;

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(vi)             (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(B)              a Restricted Payment to any direct or indirect parent of Holdings, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of Holdings issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (B) does not exceed the net cash proceeds actually received by Holdings from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

(C)              the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.04(b)(ii);

provided, however, in the case of each of clauses (A) and (C) above of this clause (vi), that for the Pro Forma Period immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividend on such Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration (and the payment of dividends or distributions and treating such Designated Preferred Stock or Refunding Capital Stock that is Preferred Stock as Indebtedness for borrowed money for such purpose) on a pro forma basis (including a pro forma application of the net proceeds therefrom), Holdings would have been able to Incur $1.00 of additional Indebtedness under Section 4.03(a);

(vii)          Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the sum of (a) the greater of $320 million and 0.50 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period and (b) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, repurchases, redemptions, income and similar amounts) actually received in respect of any such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (vii) is made in any Person that is not Holdings or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Holdings or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of the definition of “Permitted Investments” and shall cease to have been made pursuant to this clause (vii) for so long as such Person continues to be Holdings or a Restricted Subsidiary;

(viii)        Restricted Payments in an amount not to exceed an amount equal to 6.0% per annum of the Market Capitalization;

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(ix)             Restricted Payments that are made (a) with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions or (b) without duplication of the foregoing subclause (a), in an amount not to exceed the net proceeds from an Asset Sale or other disposition in respect of property or assets acquired after the Issue Date, to the extent the acquisition of such property or assets was financed with Excluded Contributions and to the extent such Asset Sale or other disposition of such property or assets did not otherwise increase the Cumulative Credit;

(x)               Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (x), not to exceed the greater of $320 million and 0.50 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period;

(xi)             the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than any Unrestricted Subsidiary whose principal assets consist of cash and Cash Equivalents to the extent such cash and Cash Equivalents were invested in such Unrestricted Subsidiary pursuant to an Investment made pursuant to clause (vii) above or a Permitted Investment);

(xii)          for any taxable period for which (A) Holdings and/or any of its Subsidiaries are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable state, local or non-U.S. income or corporation tax purposes of which a direct or indirect parent of Holdings is the common parent (a “Tax Group”) or (B) the assets, income, profits or operations of Holdings and/or any of its Subsidiaries are otherwise reflected on any tax return of any direct or indirect parent of Holdings (a “Tax Inclusion”), Restricted Payments may be made in an amount not in excess of (I) in the case of a Tax Group, the U.S. federal, state, local or non-U.S. income taxes that Holdings and/or applicable Subsidiaries of Holdings would have paid had Holdings and/or such Subsidiaries of Holdings been a stand-alone taxpayer (or a stand-alone group) or (II) in the case of a Tax Inclusion, the portion of any taxes on any such tax return for such taxable period that is attributable to the assets, income, profits or operations of Holdings and/or its applicable Subsidiaries;

(xiii)        any Restricted Payment, if applicable:

(A)             in amounts required for any direct or indirect parent of Holdings to pay fees and expenses (including franchise or similar taxes) in connection with the maintenance of its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, directors, officers, employees and consultants of any direct or indirect parent of Holdings and general corporate operating and overhead, legal, accounting and other professional fees and expenses of any direct or indirect parent of Holdings in each case to the extent such fees and expenses are attributable to the ownership or operation of Holdings, if applicable, and its Subsidiaries (which (x) with respect to any such parent entity shall be 100% at any time that such parent

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entity owns directly or indirectly no material assets other than Equity Interests of Holdings (with Holdings owning no material assets other than the Equity Interests of the U.S. Issuer and assets incidental to such equity ownership) and any other parent entity and assets incidental to such equity ownership and (y) in all other cases shall be as determined in good faith by Holdings);

(B)              in amounts required for any direct or indirect parent of Holdings, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to Holdings or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, Holdings Incurred in accordance with Section 4.03; and

(C)              in amounts required for any direct or indirect parent of Holdings to pay fees and expenses related to any equity or debt offering or Incurrence of such parent (whether or not successful);

(xiv)         repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xv)           any consideration, payment, dividend, distribution or other transfer in connection with a Permitted Securitization Financing;

(xvi)         Restricted Payments by Holdings or any Restricted Subsidiary to allow (a) the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Equity Interests of any such Person and (b) the payment of cash in lieu of the issuance of fractional shares upon any conversion by a holder of convertible Indebtedness;

(xvii)      the repurchase, redemption or other acquisition or retirement for value of any Preferred Stock, any Disqualified Stock or any Subordinated Indebtedness pursuant to provisions similar to those described in Section 4.06 and Section 4.08; provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xviii)    payments or distributions to dissenting stockholders or stockholders exercising appraisal rights pursuant to applicable law or as a result of the settlement of any claims or action (whether actual, contingent or potential), pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuers shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and

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(xix)         any Restricted Payments so long as, immediately after giving effect to such Restricted Payment, the Total Indebtedness Leverage Ratio of Holdings for the most recently ended four fiscal quarters for which financial statements have been delivered to the Trustee immediately preceding such Restricted Payment is not greater than 2.00 to 1.00 on a pro forma basis;

provided, however, that at the time of, and after giving effect to, any Restricted Payment described in clauses (i) through (iii) of the definition of “Restricted Payments” permitted under clause (xix) of this Section 4.04(b), no Event of Default under clause (a), (b), (f) or (g) of the definition thereof shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by Holdings) of such property.

(c)               For purposes of determining compliance with this Section 4.04, (i) a Restricted Payment or Permitted Investment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Cumulative Credit”) but may be permitted in part under any combination thereof and (ii) in the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Cumulative Credit”), Holdings may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such permitted Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in any manner that complies with this Section 4.04 and at the time of division, classification or reclassification will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in one of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Cumulative Credit”). In the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) is divided, classified or reclassified in reliance on the “Cumulative Credit” or clause (xix) of Section 4.04(b) or clause (25) of the definition of “Permitted Investments” (such clauses, the “Incurrence Clauses”), the determination of the amount of such Restricted Payment or Permitted Investment that may be made pursuant to the Incurrence Clauses shall be made without giving pro forma effect to any substantially concurrent Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) divided, classified or reclassified under any of the above clauses or the definitions thereof other than an Incurrence Clause or the Incurrence of Indebtedness to finance any such Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof). In the event a Restricted Payment or Investment permitted under one of the above clauses or the definition of “Permitted Investment” is permitted up to an amount per annum, any unused amounts in any calendar year shall be permitted to be carried over to any subsequent calendar year.

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(d)               In connection with any commitment, definitive agreement, declaration, notice, action or similar event relating to the payment or making of an Investment or Restricted Payment, Holdings or any applicable Restricted Subsidiary may designate such Investment or Restricted Payment as having occurred on the date of the commitment, definitive agreement, declaration, notice, action or similar event relating thereto (such date, the “Election Date”) if, after giving pro forma effect to such Investment or Restricted Payment and all related transactions in connection therewith and any related pro forma adjustments, Holdings or any of the Restricted Subsidiaries would have been permitted to make such Investment or Restricted Payment on the relevant Election Date in compliance with this Indenture, and any related subsequent actual declaration, payment or making of such Investment or Restricted Payment will be deemed for all purposes under this Indenture to have been made on such Election Date, including, without limitation, for purposes of calculating any ratio, compliance with any test, usage of any baskets hereunder (if applicable) and EBITDA and for purposes of determining whether there exists any Default or Event of Default (and all such calculations on and after such Election Date until the termination, expiration, passing, rescission, retraction or rescindment of such commitment, definitive agreement, declaration, notice, action or similar event shall be made on a pro forma basis giving effect thereto and all related transactions in connection therewith).

(e)               Holdings will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an “Unrestricted Subsidiary”, all outstanding Investments by Holdings and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated on such date of designation will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.05                      Dividend and Other Payment Restrictions Affecting Subsidiaries. Holdings and the Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)               (i) pay dividends or make any other distributions to Holdings or any Restricted Subsidiary (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to Holdings or any Restricted Subsidiary;

(b)               make loans or advances to Holdings or any Restricted Subsidiary; or

(c)               sell, lease or transfer any of its properties or assets to Holdings or any Restricted Subsidiary;

except in each case for such encumbrances or restrictions existing under or by reason of:

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(1)               (A) contractual encumbrances or restrictions in effect on the Issue Date, and (B) contractual encumbrances or restrictions pursuant to the Credit Agreement and the other Credit Agreement Documents and, in each case, any similar contractual encumbrances or restrictions or any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;

(2)               this Indenture, the Notes or the Guarantees;

(3)               restrictions imposed by applicable law or any applicable rule, regulation or order, including without limitation any encumbrance or restriction imposed by any governmental authority or any governmental or regulatory licenses or state, provincial, territorial, municipal or local licenses, franchises or charters;

(4)               any agreement or other instrument of a Person acquired by Holdings or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition other than in connection with the Incurrence of Indebtedness of the type contemplated by clause (iv) of Section 4.03(b), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(5)               contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(6)               Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)               restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or consistent with past practice or industry norm or arising in connection with any Permitted Liens;

(8)               customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business or consistent with past practice or industry norm;

(9)               purchase money obligations for property acquired and Capitalized Lease Obligations and other capital or finance lease obligations in the ordinary course of business that impose restrictions of the nature discussed in Section 4.05(c) above on the property so acquired;

(10)           customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business or consistent with past practice or industry norm;

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(11)           in the case of Section 4.05(c) above, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including without limitation, licenses of intellectual property) or other contracts;

(12)           any encumbrances or restrictions contained in any Permitted Securitization Document with respect to any Special Purpose Securitization Subsidiary;

(13)           encumbrances and restrictions contained in other Indebtedness, Disqualified Stock or Preferred Stock (a) of Holdings or any Restricted Subsidiary that is an Issuer, a Subsidiary Guarantor or a Foreign Subsidiary or (b) of any Restricted Subsidiary that is not an Issuer, a Subsidiary Guarantor or a Foreign Subsidiary so long as, in the case of this clause (b), either (x) such encumbrances and restrictions contained in any agreement or instrument will not materially adversely affect the Issuers’ ability to make anticipated principal or interest payments on the Notes as and when they come due (as determined in good faith by Holdings) or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness; provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.03;

(14)           any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment; or

(15)           any encumbrances or restrictions of the type referred to in Section 4.05(a), (b) or (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Holdings, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to Holdings or a Restricted Subsidiary to other Indebtedness Incurred by Holdings or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.06                      Asset Sales.

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(a)               Holdings and the Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) Holdings or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by Holdings) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration for such Asset Sale, together with all other Asset Sales since the Issue Date (on a cumulative basis), received by Holdings or the Restricted Subsidiaries is in the form of Cash Equivalents; provided that the amount of:

(i)                 any liabilities (as shown on Holdings’ or a Restricted Subsidiary’s most recent balance sheet or in the Notes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on Holdings’ or such Restricted Subsidiary’s balance sheet or in the Notes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by Holdings) of Holdings or a Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets (or a third party in connection with such transfer) or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

(ii)              any notes or other obligations or other securities or assets received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof (to the extent of the cash or Cash Equivalents received),

(iii)            Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that Holdings and each Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale,

(iv)             consideration consisting of Indebtedness of Holdings or a Restricted Subsidiary (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not Holdings or any Restricted Subsidiary, and

(v)               any Designated Non-cash Consideration received by Holdings or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Designated Non-cash Consideration received pursuant to this Section 4.06(a)(v) that is at that time outstanding, not to exceed the greater of $160 million and 0.25 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding the receipt of such Designated Non-cash Consideration and after giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall in each case be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

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(b)               Within 18 months after Holdings’ or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, Holdings or a Restricted Subsidiary may apply an amount equal to the amount of Net Proceeds from such Asset Sale, at its option:

(i)                 to repay (A) Indebtedness constituting Bank Indebtedness (other than Subordinated Indebtedness that does not constitute Secured Indebtedness) and other Pari Passu Indebtedness that is secured by a Lien permitted under this Indenture (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (B) Indebtedness of a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor, (C) Obligations under the Notes or (D) other Pari Passu Indebtedness (provided that if Holdings, any Issuer or any Subsidiary Guarantor shall so reduce Obligations under unsecured Pari Passu Indebtedness under this clause (D) (which, for the avoidance of doubt, does not include Indebtedness described in clauses (A), (B) and (C) even if such Indebtedness may also constitute Pari Passu Indebtedness), the Issuers will equally and ratably reduce Notes Obligations either, as the Issuers shall elect in their sole discretion, as provided under Section 3.01, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase a pro rata principal amount of Notes at a purchase price equal to 100% of the principal amount thereof (or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any); or

(ii)              to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of Holdings or in an increase in the percentage ownership by Holdings (or a Restricted Subsidiary) in such Restricted Subsidiary), assets, or property, capital expenditures or New Projects, in each case (A) used or useful in a Similar Business or (B) that replace the properties and assets that are the subject of such Asset Sale or, in each case, to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such Net Proceeds was contractually committed.

In the case of Section 4.06(b)(ii), a binding commitment shall be treated as a permitted application from the date of such commitment until the 24-month anniversary of the date of the receipt of such Net Proceeds; provided that in the event such binding commitment is later canceled or terminated for any reason after the 18-month anniversary of the receipt of such Net Proceeds but before an amount equal to such Net Proceeds is so applied, then such unapplied amount shall constitute Excess Proceeds unless Holdings or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further, that Holdings or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before an amount equal to such Net

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Proceeds is applied or is not applied within six months of such Second Commitment, then such unapplied amount shall constitute Excess Proceeds.

Pending the final application of any such amount, Holdings or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility or otherwise use such amount in any manner not prohibited by this Indenture. If Holdings has not applied an amount equal to such Net Proceeds from any Asset Sale as provided and within the time period set forth in the two immediately preceding paragraphs of this Section 4.06(b), then, in lieu of applying such amount in such manner, such unapplied amount (it being understood that any amount used to make an offer to purchase Notes, as described in clause (i) of this Section 4.06(b), shall be deemed to have been so applied whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds”; provided that, if (1) the Total Indebtedness Leverage Ratio of Holdings is less than or equal to 2.60 to 1.00 but greater than 2.10 to 1.00 at the time of receipt of such Net Proceeds on a pro forma basis, as if Asset Sale, and the application of such Net Proceeds had occurred, at the beginning of the then most recently-ended Pro Forma Period, an amount equal to 50% of the Net Proceeds from such Asset Sale shall not be required to be applied as set forth in clause (i) or clause (ii) of this Section 4.06(b) and shall not constitute Excess Proceeds, and (2) the Total Indebtedness Leverage Ratio of Holdings is less than or equal to 2.10 to 1.00 at the time of receipt of such Net Proceeds on a pro forma basis, as if Asset Sale, and the application of such Net Proceeds had occurred, at the beginning of the then most recently-ended Pro Forma Period, none of the amount equal to the Net Proceeds from such Asset Sale shall be required to be applied as set forth in clause (i) or clause (ii) of this Section 4.06(b) or constitute Excess Proceeds. If the aggregate amount of Excess Proceeds exceeds the greater of $128 million and 0.20 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period (the “Excess Proceeds Threshold”), the Issuers shall make an offer to all holders of Notes (and, at the option of Holdings, to holders of any other Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such other Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the Notes or such other Pari Passu Indebtedness were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or, in respect of such other Pari Passu Indebtedness, such lesser price, if any, as may be offered to the holders of such other Pari Passu Indebtedness), to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that the aggregate amount of Excess Proceeds exceeds the Excess Proceeds Threshold by mailing, or delivering electronically if held by the Depository, the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuers may, at their option, satisfy the foregoing obligations with respect to an amount equal to or less than the amount of any Net Proceeds from an Asset Sale by making an Asset Sale Offer prior to the expiration of the relevant 18 months (or such longer period as provided above) or with respect to Excess Proceeds equal to or less than the Excess Proceeds Threshold (it being understood that such amount used to make an Asset Sale Offer shall satisfy the foregoing obligations with respect to such amount of Net Proceeds whether or not such Asset Sale Offer is accepted). To the extent that the aggregate amount of Notes (and such other

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Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds or such lesser amount offered, Holdings and the Restricted Subsidiaries may use any remaining Excess Proceeds or such lesser amount offered (“Declined Proceeds”) for any purpose that is not prohibited by this Indenture and shall not be required to use them for any other purpose. If the aggregate principal amount of Notes (and such other Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Issuers shall select the Notes to be purchased in the manner described in Section 4.06(e). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

(c)               The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d)               Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, Holdings shall deliver to the Trustee an Officer’s Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuers shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuers. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Issuers to the Trustee are greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Issuers immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(e)               Holders electing to have a Note purchased shall be required to surrender such Note, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered by the holder for purchase and a statement that such holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes (and such other Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such Notes for purchase shall be made by the Issuers in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (and the Issuers shall notify the Trustee of any such listing), or if such Notes are not so listed, on a pro rata basis to the extent practicable, by lot or by such other method as the Issuers deem appropriate (and in such manner as complies with the requirements of the Depository, if applicable); provided that no Notes of $2,000 or less shall be purchased in part.

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Selection of such other Pari Passu Indebtedness shall be made pursuant to the terms of such other Pari Passu Indebtedness.

(f)                Notices of an Asset Sale Offer shall be mailed by the Issuers by first-class mail, postage prepaid, or delivered electronically if held by the Depository, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address, with a copy to the Trustee. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

Section 4.07                      Transactions with Affiliates.

(a)               Holdings and the Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of the greater of $96 million and 0.15 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period, unless:

(i)                 such Affiliate Transaction is on terms that are not materially less favorable, when taken as a whole, to Holdings or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person; and

(ii)              with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $125 million, Holdings delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of Holdings, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in Section 4.07(a)(ii) if such Affiliate Transaction is approved by a majority of the Disinterested Directors of Holdings, if any, or by a committee of the Board of Directors of Holdings consisting solely of Disinterested Directors of Holdings.

(b)               The provisions of Section 4.07(a) shall not apply to the following:

(i)                 transactions between or among Holdings and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of Holdings and any direct parent of Holdings; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of Holdings and

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such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii)              Restricted Payments permitted by Section 4.04 and Permitted Investments;

(iii)            the payment of reasonable and customary fees and compensation and reimbursement of expenses paid to, and indemnity and employment and severance arrangements provided on behalf of or for the benefit of, officers, directors, employees or consultants of Holdings, any Restricted Subsidiary, or any direct or indirect parent of Holdings;

(iv)             transactions in which Holdings or any Restricted Subsidiary, as the case may be, obtains a letter from an Independent Financial Advisor stating that such transaction is fair, when taken as a whole, to Holdings or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a) and delivers a copy of such letter to the Trustee;

(v)               payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of Holdings in good faith;

(vi)             any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not materially adverse to the holders of the Notes compared to the original agreement as in effect on the Issue Date, as determined in good faith by Holdings) or any transaction contemplated thereby;

(vii)          the existence of, or the performance by Holdings or any Restricted Subsidiary of its obligations under the terms of, any stockholders or other agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in the Offering Circular and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise materially adverse to the holders of the Notes compared to the original transaction, agreement or arrangement as in effect on the Issue Date or described in the Offering Circular, as determined in good faith by Holdings;

(viii)        [reserved];

(ix)             (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods

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or services, in each case in the ordinary course of business or consistent with past practice or industry norm and otherwise in compliance with the terms of this Indenture, which are fair to Holdings and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of Holdings, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business or consistent with past practice or industry norm;

(x)               any transaction pursuant to any Permitted Securitization Financing;

(xi)             the issuance or transfer of Equity Interests (other than Disqualified Stock) of Holdings to any Person;

(xii)          the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Holdings or any direct or indirect parent of Holdings or of a Restricted Subsidiary, as appropriate, in good faith;

(xiii)        the entering into of any tax sharing agreement or arrangement that complies with Section 4.04(b)(xii) and the performance under any such agreement or arrangement;

(xiv)         any contribution to the capital of Holdings;

(xv)           transactions permitted by, and complying with, Section 5.01;

(xvi)         transactions between Holdings or any Restricted Subsidiary and any Person, a director of which is also a director of Holdings or any direct or indirect parent of Holdings; provided, however, that such director abstains from voting as a director of Holdings or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xvii)      pledges of Equity Interests of Unrestricted Subsidiaries;

(xviii)    the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xix)         any employment agreements entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;

(xx)           payments by Holdings or any of its Restricted Subsidiaries to any of the Co-Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of Holdings in good faith;

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(xxi)         transactions undertaken in good faith (as certified by a responsible financial or accounting officer of Holdings in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of Holdings and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture; and

(xxii)      investments by the Co-Investors in securities or indebtedness of Holdings or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by the Co-Investors in connection therewith) so long as (i) the investment is being generally offered to other investors on the same or more favorable terms and (ii) the investment constitutes less than 10% of the proposed or outstanding issue amount of such class of securities.

(c)               Notwithstanding Section 4.07(a), the Co-Investors and their respective Affiliates, or any portfolio company that is an Affiliate of the Co-Investors shall not be considered an Affiliate of Holdings or its Subsidiaries with respect to any transaction, so long as such transaction is in the ordinary course of business.

Section 4.08                      Change of Control Triggering Event.

(a)               Upon the occurrence of a Change of Control Triggering Event, each holder shall have the right to require the Issuers to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control Triggering Event, the Issuers shall not be obligated to purchase any Notes pursuant to this Section 4.08 in the event that it has previously or concurrently elected to redeem the Notes in accordance with Article III of this Indenture.

(b)               Within 30 days following any Change of Control Triggering Event, except to the extent that the Issuers have exercised their right to redeem the Notes in accordance with Article III of this Indenture, the Issuers shall mail to each holder’s registered address, or deliver electronically if held by the Depository, with a copy to the Trustee a notice (a “Change of Control Offer”) stating:

(i)                 that a Change of Control Triggering Event has occurred and that such holder has the right to require the Issuers to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date);

(ii)              the circumstances and relevant facts and financial information regarding such Change of Control Triggering Event;

(iii)            the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered electronically), except that the

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repurchase date may be later than 60 days from the date such notice is mailed or delivered electronically in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below (in which case the expected repurchase date will be stated and may be based on a date relative to the closing of the transaction that is expected to result in the Change of Control Triggering Event and which may be tolled until the closing of such transaction); and

(iv)             the instructions determined by the Issuers, consistent with this Section 4.08, that a holder must follow in order to have its Notes purchased.

(c)               Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. The holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d)               On the purchase date, all Notes purchased by the Issuers under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuers shall pay the purchase price plus accrued and unpaid interest, if any, to the holders entitled thereto.

(e)               A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)                Notwithstanding the provisions of this Section 4.08, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(g)               Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to this Section 4.08 will have the status of Notes issued and outstanding.

(h)               At the time the Issuers deliver Notes to the Trustee which are to be accepted for purchase, the Issuers shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Issuers pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering holder.

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(i)                 Prior to any Change of Control Offer, Holdings shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the making of such offer by the Issuers have been satisfied.

(j)                 The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

Section 4.09                      Compliance Certificate. Holdings shall deliver to the Trustee within 120 days after the end of each fiscal year of Holdings, beginning with the fiscal year ending December 31, 2024, an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of Holdings he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If such Officer does, the certificate shall describe the Default, its status and what action Holdings is taking or proposes to take with respect thereto. Except with respect to receipt of payments of principal and interest on the Notes and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to this Section 4.09, the Trustee shall have no duty to review, ascertain or confirm Holdings’ compliance with or the breach of any representation, warranty or covenant made in this Indenture.

Section 4.10                      Further Instruments and Acts. Upon request of the Trustee, Holdings and the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.11                      Future Subsidiary Guarantors. Holdings and the Issuers shall cause each Wholly Owned Restricted Subsidiary that is organized in a Guarantee Jurisdiction and not an Excluded Subsidiary or an Issuer and that guarantees or becomes a borrower under the Credit Agreement or that guarantees any other Indebtedness for borrowed money of Holdings, any Issuer or any of the Subsidiary Guarantors with a principal amount in excess of $25.0 million to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C hereto pursuant to which such Restricted Subsidiary will guarantee payment of the Notes and the Issuers’ obligations under this Indenture.

Section 4.12                      Liens.

(a)               Holdings and the Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or Incur any Lien (except Permitted Liens) (each, a “Subject Lien”) on any asset or property of Holdings or such Restricted Subsidiary securing Indebtedness of Holdings or a Restricted Subsidiary unless the Notes and the Guarantees are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by such Subject Lien. Any Lien that is granted to

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secure the Notes or any Guarantee under this Section 4.12(a) shall be automatically and unconditionally released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee. In the event that a Subject Lien is or becomes a Permitted Lien, Holdings may, at its option and without consent from any holder, elect to release and discharge any Lien created for the benefit of the holders pursuant to this Section 4.12(a) in respect of such Subject Lien.

(b)               For purposes of determining compliance with this Section 4.12, (i) a Lien securing an item of Indebtedness (or any portion thereof) need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens”, Holdings may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.12 and at the time of Incurrence, division, classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Liens or Indebtedness (or any portion thereof) that may be Incurred pursuant to any other clause (or any portion thereof) at such time. In addition, with respect to any Indebtedness that is designated to be Incurred on any date pursuant to Section 4.03(c)(4), any Lien that does or that shall secure such Indebtedness may also be designated by Holdings or any Restricted Subsidiary to be Incurred on such date and, in such event, any related subsequent actual Incurrence of such Lien shall be deemed for all purposes under this Indenture to be Incurred on such prior date, including for purposes of calculating usage of any “Permitted Lien” until such time as the related Indebtedness is no longer deemed outstanding pursuant to Section 4.03(c)(4).

(c)               With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount or deferred financing costs, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of Holdings, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or deferred financing costs or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”

Section 4.13                      Additional Amounts.

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(a)               All payments made by the Issuers under or with respect to the Notes or any of the Guarantors under or with respect to any Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the Issuers (or any Guarantor, as applicable) determine that the withholding or deduction of such Taxes is then required by law. If any withholding or deduction for, or on account of, any Taxes imposed or levied by or on behalf of (a) any jurisdiction in which the Co-Issuer or any Guarantor is then incorporated, established, engaged in a trade or business, maintaining a permanent establishment or resident for tax purposes, or any political subdivision or governmental authority thereof or therein having power to tax or (b) any jurisdiction from or through which payment is made by or on behalf of the Co-Issuer or any Guarantor (including, without limitation, the jurisdiction of the Paying Agent for the Notes) or any political subdivision or governmental authority thereof or therein (each, a “Tax Jurisdiction”), is required to be made from any payments made by or on behalf of the Co-Issuer or any Guarantor under or with respect to the Notes or any Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Co-Issuer or the relevant Guarantor, as applicable, will pay and indemnify, as applicable, such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner of the Notes after such withholding or deduction (including any withholding or deduction in respect of such Additional Amounts), or after payment of the relevant indemnity, will be equal to the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable for or on the account of:

(i)                 any Taxes that would not have been imposed or withheld but for the existence of any present or former connection between the holder or beneficial owner of the relevant Notes (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of a power over, the relevant holder or beneficial owner, if the relevant holder or beneficial owner is an estate, trust, nominee, partnership, limited liability company or corporation) and the relevant Tax Jurisdiction (including, without limitation, being or having been a citizen, resident or national thereof or being or having been incorporated therein, present or engaged in a trade or business or maintaining a permanent establishment therein), other than any connection arising solely from the acquisition, ownership or holding of any Note or the enforcement or receipt of payment under or in respect of the Notes, this Indenture or a Guarantee;

(ii)              any Taxes imposed or withheld as a result of the failure of a holder or beneficial owner of the relevant Notes to comply with any written request, made to that holder, or the holder on behalf of that beneficial owner, in writing at least 30 days before any such withholding or deduction would be payable, by the applicable withholding agent: (a) to provide timely or accurate information or evidence concerning the nationality, domicile, establishment, residence or identity of such holder or beneficial owner, or (b) to make any valid or timely declaration or similar claim or satisfy any certification, documentation, information or other reporting requirements, which, in the case of each of clauses (a) and (b) above, is required or imposed by a statute, treaty, regulation or officially published and binding administrative practice of the relevant Tax Jurisdiction as a precondition to exemption from, or reduction in the rate of withholding

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or deduction of, such Taxes, but, in each case, only to the extent that the holder or beneficial owner is legally required to provide such declaration, certification, documentation or other information;

(iii)            any Taxes, to the extent such Taxes are imposed or withheld as a result of the presentation of any Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder or beneficial owner of the Notes (except to the extent that such holder or beneficial owner would have been entitled to Additional Amounts on account of such Taxes had the Note been presented on the last day of such 30-day period);

(iv)             any estate, inheritance, gift, sales, transfer, wealth, net worth, personal property or similar tax;

(v)               any Taxes required to be withheld or deducted pursuant to laws enacted by Switzerland providing for Taxes applicable to Swiss resident persons (and certain non-resident persons who fail to provide certification of their non-resident status, as requested by the Swiss Federal Tax Administration) according to principles similar to those in the draft legislation proposed by the Swiss Federal Council on April 3, 2020 (including any such laws that impose withholding or deducting obligations with respect to such Taxes on a person other than the Co-Issuer or the relevant Guarantor, including, without limitation, any paying agent);

(vi)             any payment or deduction on principal, interest or other proceeds of any Note on account of imposta sostitutiva pursuant to Italian Legislative Decree No. 239 of 1 April 1996, as amended or supplemented from time to time, or related implementing regulations;

(vii)          any Tax that is payable otherwise than by withholding or deduction in respect of a payment made under or with respect to the Notes or any Guarantee;

(viii)        any Tax imposed or withheld on or with respect to any payment if such holder of the Notes is not the beneficial owner of such payment, to the extent that the beneficial owner of the payment would not have been entitled to Additional Amounts with respect to such payment had such beneficial owner been the holder of such Note;

(ix)             any Taxes that are imposed or withheld in connection with the presentation of any Note for payment, when such presentation is required, by or on behalf of a holder or beneficial owner of such Notes who would have been able to avoid such taxes by presenting the relevant Note to, or accepting payment from, another reasonably available paying agent;

(x)               any Taxes that are imposed or withheld pursuant to (i) Sections 1471 through 1474 of the Code, any regulations promulgated thereunder, any official interpretations thereof, any fiscal or regulatory legislation, rules or official practices adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing sections of the Code or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or (ii) legislation,

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regulations or guidance enacted in any jurisdiction that seek to implement the provisions described in clause (i) and/or other tax reporting and/or withholding tax regimes similar to that described in clause (i) pursuant to the Common Reporting Standard developed by the Organisation for Economic Co-operation and Development;

(xi)             any Taxes imposed in relation to the application of Luxembourg law of December 23, 2005, as amended from time to time, introducing a 20% withholding tax on certain interest payments made for the immediate benefit of individuals resident in Luxembourg;

(xii)          any tax withholding or deduction arising as a result of a notice or direction under section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Cth) of Australia, or under section 255 of the Income Tax Assessment Act 1936 (Cth) of Australia or under other similar legislation; or

(xiii)        any combination of items (i) through (xii) above.

(b)               In addition to the foregoing, the Co-Issuer or relevant Guarantor, as applicable, will also pay and indemnify the holder or beneficial owner, as applicable, for any present or future stamp, issue, registration, transfer, court or documentary Taxes, or any other excise or property Taxes, that are levied by any Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, any Guarantee or any other document referred to herein or therein, or by any jurisdiction on the enforcement of any Notes or any Guarantee, except (i) regarding Luxembourg registration duties for any Luxembourg Taxes payable due to a registration, submission or filing by the holder of any of the Notes, this Indenture, any Guarantee or any other document referred to therein where such registration, submission or filing is or was not required to maintain or preserve the rights of the holder under the Notes, this Indenture, any Guarantee or any other document referred to therein and (ii) in connection with a transfer of the Notes other than the initial issuance.

(c)               If the Co-Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Guarantee, the Co-Issuer or the relevant Guarantor, as the case may be, will deliver to the Trustee and the Paying Agent on a date at least 30 days prior to the date of payment (unless the obligation to pay Additional Amounts arises less than 45 days prior to that payment date, in which case the Co-Issuer or the relevant Guarantor shall deliver such Officer’s Certificate to the Trustee and the Paying Agent promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the paying agent to pay Additional Amounts on the relevant payment date. The Trustee and the Paying Agent shall be entitled to rely solely on such Officer’s Certificate, without further inquiry, as conclusive proof that such payments are necessary.

(d)               The Co-Issuer or the relevant Guarantor or any other applicable withholding tax agent will make or cause to be made all withholdings and deductions in the amount required by law to be made by them and will remit the full amount withheld or

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deducted to the relevant tax authority in accordance with applicable law. The Co-Issuer or the relevant Guarantor will use its reasonable efforts to obtain tax receipts from any applicable tax authority evidencing the payment of any Taxes so withheld or deducted, in such form as provided in the ordinary course by the Tax Jurisdiction and as is reasonably available to the Co-Issuer or the relevant Guarantor. The Co-Issuer or the relevant Guarantor will furnish to the Trustee, within a reasonable time after the date that the payment of any taxes so withheld or deducted is made, an Officer’s Certificate attaching copies of tax receipts evidencing payment by the Co-Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not available, other evidence of payments by such entity. The Trustee will accept such Officer’s Certificate as conclusive evidence, without further inquiry, of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the Notes. Such copies or such other evidence of payment shall be made available to the holders of the Notes upon reasonable written request.

(e)               Whenever this Indenture mentions the payment of amounts based on the principal amount, interest or any other amount payable under, or with respect to, any of the Notes or any Guarantee, such mention shall be deemed to include, without duplication, the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f)                The obligations in this Section 4.13 will survive any termination, defeasance or discharge of this Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Co-Issuer or any Guarantor is then incorporated, organized, engaged in business or resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of such person on the Notes (or any Guarantee) and any political subdivision or governmental authority thereof or therein.

Section 4.14                      Maintenance of Office or Agency.

(a)               Holdings and the Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange. Holdings shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Holdings shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee as set forth in Section 13.02.

(b)               Holdings and the Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Holdings of its obligation to maintain an office or agency for such purposes. Holdings shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

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(c)               Each of Holdings and the Issuers hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuers in accordance with Section 2.04.

Section 4.15                      Covenant Suspension. If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from at least two of three Rating Agencies, and (ii) no Default (other than any Default that would not constitute a Default following a Covenant Suspension Event) or Event of Default has occurred and is continuing under this Indenture, then, beginning on such date (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), and subject to the provisions of the following paragraph, Holdings and its Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.11 and 5.01(a)(iv) and (b)(iv) (collectively the “Suspended Covenants”).

In the event that Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or more of the applicable Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating such that the Notes no longer have Investment Grade Ratings from at least two of three Rating Agencies, then Holdings and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The Subsidiary Guarantees of the Subsidiary Guarantors will be released upon the occurrence of a Covenant Suspension Event; provided that following a Reversion Date, if any, each Subsidiary Guarantee shall be reinstated within 30 days of such Reversion Date, to the extent required by Section 4.11.

The Issuers shall provide the Trustee with written notice of each Covenant Suspension Event or Reversion Date within five Business Days of the occurrence thereof. The Trustee shall have no duty to monitor or provide notice to the holders of the Notes of any such Covenant Suspension Event or Reversion Date, nor shall it have any obligation to monitor the ratings of the Notes.

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(iii). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments. Any Affiliate Transactions entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant Section 4.07(b)(vi). As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by Holdings or its Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, the Issuers must comply with the terms of Section 4.11.

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During the Suspension Period, Holdings and its Restricted Subsidiaries will be entitled to incur Liens permitted under Section 4.12 (including, without limitation, Permitted Liens). To the extent Section 4.12 and any Permitted Liens refer to one or more Suspended Covenants, such Section 4.12 or definition shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 4.12 and the “Permitted Liens” definition and for no other covenant in this Indenture). For purposes of Section 4.06, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

Article V

SUCCESSOR COMPANY

Section 5.01                      When Issuers, Holdings and Subsidiary Guarantors May Merge or Transfer Assets.

(a)               Neither Issuer may, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not any Issuer is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i)                 one of the Issuers is the surviving or continuing Person or the Person formed by or surviving or continuing any such consolidation, amalgamation, merger, winding up or conversion (if other than any Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability company, trust, private company or similar entity organized or existing under the laws of any Guarantee Jurisdiction (each, a “Permitted Jurisdiction”) (such Person, as the case may be, being herein called the “Successor Company”); provided that in the event that the Successor Company is not a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, a co-obligor of the Notes is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia;

(ii)              the Successor Company (if other than the other Issuer) expressly assumes all the obligations of the applicable Issuer under this Indenture pursuant to a supplemental indenture or other applicable documents or instruments;

(iii)            immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Event of Default shall have occurred and be continuing;

(iv)             immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable Pro Forma Period (and treating any Indebtedness which becomes an obligation of the Successor Company or

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any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

(1)               the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); or

(2)               the Fixed Charge Coverage Ratio of Holdings and its Restricted Subsidiaries would be no less than such ratio immediately prior to such transaction;

(v)               if an Issuer is not the Successor Company, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(vi)             the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indenture (if any) comply with this Indenture; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (iii) and (iv)).

The Successor Company (if other than an Issuer) will succeed to, and be substituted for, the relevant Issuer under this Indenture and the Notes, and in such event such Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(a), (A) any Issuer or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to an Issuer or a Restricted Subsidiary and (B) any Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing such Issuer in a Permitted Jurisdiction or may convert into a corporation, partnership, limited liability company, trust, private company or similar entity so long as the amount of Indebtedness of Holdings and the Restricted Subsidiaries is not increased thereby.

(b)               Holdings may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not Holdings is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i)                 Holdings is the surviving or continuing Person or the Person formed by or surviving or continuing any such consolidation, amalgamation, merger, winding up or conversion (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability company, trust, private company or similar entity organized or existing under the laws of a Permitted Jurisdiction (such Person, as the case may be, being herein called “Successor Holdings”);

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(ii)              Successor Holdings (if other than Holdings) expressly assumes all the obligations of Holdings under this Indenture pursuant to supplemental indentures or other applicable documents or instruments;

(iii)            immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of Successor Holdings or any Restricted Subsidiary as a result of such transaction as having been Incurred by Successor Holdings or such Restricted Subsidiary at the time of such transaction) no Event of Default shall have occurred and be continuing;

(iv)             immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable Pro Forma Period (and treating any Indebtedness which becomes an obligation of Successor Holdings or any Restricted Subsidiary as a result of such transaction as having been Incurred by Successor Holdings or such Restricted Subsidiary at the time of such transaction), either:

(A)             Successor Holdings would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); or

(B)              the Fixed Charge Coverage Ratio of Successor Holdings and its Restricted Subsidiaries would be no less than such ratio immediately prior to such transaction;

(v)               if Holdings is not Successor Holdings, each Subsidiary Guarantor shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(vi)             Successor Holdings shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Indenture; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (iii) and (iv)).

Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under this Indenture and the Notes, and in such event Holdings will automatically be released and discharged from its obligations under this Indenture and the Notes.

(c)               Except as otherwise provided in Section 12.02(b), no Subsidiary Guarantor shall, and Holdings shall not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)                 either (A) such Subsidiary Guarantor is the surviving or continuing Person or the Person formed by or surviving or continuing any such consolidation, amalgamation, merger or winding up (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have

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been made is a company, corporation, partnership, limited liability company, trust, private company or similar entity organized or existing under the laws of a Permitted Jurisdiction (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”) and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture and the Subsidiary Guarantee, as applicable, pursuant to a supplemental indenture or other applicable documents or instruments, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06; and

(ii)              the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with Section 5.01(c)(i)(B)).

Except as otherwise provided in this Indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture, the Notes and the Subsidiary Guarantee, as applicable, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture, the Notes and its Subsidiary Guarantee. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing such Subsidiary Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership, trust, private company or similar entity organized or existing under the laws of any Permitted Jurisdiction so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Issuer or any other Restricted Subsidiary.

In addition, notwithstanding the foregoing, a Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to any Issuer or any other Restricted Subsidiary.

(d)               This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Holdings and the Restricted Subsidiaries, including, for the avoidance of doubt, pursuant to Permitted Securitization Financings.

Article VI

DEFAULTS AND REMEDIES

Section 6.01                      Events of Default. An “Event of Default” will occur with respect to Notes if:

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(a)               there is a default in any payment of interest on any Note when due and payable, and such default continues for a period of 30 consecutive days;

(b)               there is a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(c)               there is a failure by Holdings or any Issuer for 120 days after receipt of written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements in Section 4.02;

(d)               there is a failure by Holdings, any Issuer or any other Restricted Subsidiary for 60 consecutive days after written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (a), (b) and (c) above) contained in the Notes or this Indenture;

(e)               there is a failure by Holdings, any Issuer or any Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) to pay any Indebtedness for borrowed money (other than Indebtedness owing to Holdings or a Restricted Subsidiary or any Permitted Securitization Financing) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds the greater of $160 million and 0.25 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period or its foreign currency equivalent;

(f)                Holdings, any Issuer or any Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i)                 commences a voluntary case;

(ii)              consents to the entry of an order for relief against it in an involuntary case;

(iii)            consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)             makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(g)               a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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(i)                 is for relief against Holdings, an Issuer or any Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) in an involuntary case;

(ii)              appoints a Custodian of Holdings, an Issuer or any Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) or for any substantial part of its property; or

(iii)            orders the winding up or liquidation of Holdings, an Issuer or any Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary);

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(h)               there is a failure by Holdings, any Issuer or any Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) to pay final judgments aggregating in excess of the greater of $160 million and 0.25 multiplied by the Pro Forma EBITDA of Holdings for the Pro Forma Period or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 consecutive days; or

(i)                 the Holdings Guarantee or the Subsidiary Guarantee of a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) with respect to the Notes ceases to be in full force and effect (except, in each case, as contemplated by the terms thereof) or Holdings, any Issuer or any Subsidiary Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under this Indenture or any Guarantee with respect to the Notes (except as contemplated by the terms thereof) and such Default continues for 10 consecutive days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (c) or (d) above shall not constitute an Event of Default until the Trustee notifies the Issuers, or until the holders of at least 30% in aggregate principal amount of outstanding Notes notify the Issuers, with a copy to the Trustee, of the default and the Issuers do not cure such default within the time specified in clauses (c) or (d) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The Issuers shall deliver to the

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Trustee, within ten Business Days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuers are taking or proposes to take with respect thereto.

Section 6.02                      Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to Holdings or the Issuers) occurs and is continuing, the Trustee by notice to the Issuers or the holders of at least 30% in aggregate principal amount of outstanding Notes by notice to the Issuers (with a copy to the Trustee) may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to Holdings or the Issuers occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 30 days after such Event of Default arose the Issuers deliver an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Section 6.03                      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

With respect to any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”), provided by any one or more holders of Notes (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such holder to the Issuers and the Trustee that such holder is not (or, in the case such holder is the Depository or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until

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the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuers, until the relevant Event of Default is cured or otherwise ceases to exist or the Notes are accelerated, with such other information as the Issuers may reasonably request from time to time in order to verify the accuracy of such holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is the Depository or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of such Notes in lieu of the Depository or its nominee. If, following the delivery of a Noteholder Direction, but prior to the acceleration of the Notes, the Issuers determine in good faith that there is a reasonable basis to believe that a Directing Holder was, at any relevant time, in breach of its Position Representation and provide to the Trustee an Officer’s Certificate stating that the Issuers have initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter.

If, following the delivery of a Noteholder Direction, but prior to the acceleration of the Notes, the Issuers provide to the Trustee an Officer’s Certificate that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of the Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default with respect to the Notes shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default. Notwithstanding the above, if a Directing Holder’s participation is not required to achieve the requisite level of consent of holders required under this Indenture to give such Noteholder Direction, the Trustee shall be permitted to act in accordance with such Noteholder Direction notwithstanding any action taken or to be taken by the Issuers (as described above).

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default with respect to the Notes as the result of a bankruptcy or similar proceeding shall not require compliance with the preceding two paragraphs. In addition, for the avoidance of doubt, the preceding two paragraphs shall not apply to any holder that is a Regulated Bank. For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or

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otherwise and shall have no liability for ceasing to take any action or staying any remedy. The Trustee shall have no liability to the Issuers, any holder or any other Person in acting in good faith on a Noteholder Direction or to determine whether any holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement.

Notwithstanding any provision of this Indenture to the contrary, a notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default or notice of acceleration may not be given by the Trustee or holders of the Notes (or any other action taken on the assertion of any Default) with respect to any action taken, and reported publicly or to holders of the Notes, more than two years prior to such notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default or notice of acceleration (or other action).

Section 6.04                      Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected. When a Default is waived, it is deemed cured and the Issuers, the Trustee and the holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05                      Control by Majority. The holders of a majority in principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.06                      Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)                 such holder has previously given the Trustee written notice that an Event of Default is continuing,

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(ii)              holders of at least 30% in aggregate principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy,

(iii)            such holders have offered and, if requested, provided, the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

(iv)             the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(v)               the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.

Section 6.07                      Contractual Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any holder to receive payment of principal of and interest on the Note held by such holder, on or after the respective due dates thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Section 6.08                      Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

Section 6.09                      Trustee May File Proofs of Claim. The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders allowed in any judicial proceedings relative to the Issuers, Holdings, the Subsidiary Guarantors, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

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Section 6.10                      Priorities. Any money or property collected by the Trustee pursuant to this Article VI and any other money or property distributable in respect of the Issuers’ or any Guarantor’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due hereunder;

SECOND: to the holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuers or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to the holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each holder and the Issuers a notice that states the record date, the payment date and the amount to be paid.

Section 6.11                      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Article VI does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the Notes.

Section 6.12                      Waiver of Stay or Extension Laws. Neither of the Issuers nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers and the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.13                      No Premium Payable as a Result of any Default or Event of Default. For the avoidance of doubt, no premium in respect of the Notes shall be payable as a result of any Default or Event of Default.

Article VII

TRUSTEE

Section 7.01                      Duties of Trustee.

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(a)               If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)               Except during the continuance of an Event of Default:

(i)                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii)              the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the form of certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)               The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                 this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(ii)              the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)             no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)               Every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 7.01.

(e)               The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

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(f)                Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)               Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02                      Rights of Trustee.

(a)               The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, judgment, order or other paper or document (whether in its original, facsimile or other electronic form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)               Except as expressly provided in this Indenture, before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)               The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)               The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)               The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding and indemnified in accordance with Section 6.05, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney, at the expense of the Issuers and shall Incur no liability of any kind by reason of such inquiry or investigation.

(g)               The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant

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to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)               The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)                 The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j)                 Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k)               The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee from the Issuers, any Guarantor or any holder, and such notice references the Notes and this Indenture.

(l)                 The Trustee may request that the Issuers deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m)             The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(n)               The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o)               The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

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(p)               Any discretion, permissive right or privilege of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation to do so.

Section 7.03                      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04                      Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantees or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the holders of Notes and the Issuers having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 7.05                      Notice of Default. If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee shall mail, or deliver electronically if held by the Depository, to each holder of the Notes notice of the Default within 30 days after it is actually known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the noteholders. The Issuers are required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers also are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute Defaults, their status and what action the Issuers are taking or proposes to take in respect thereof.

Section 7.06                      [Intentionally Omitted].

Section 7.07                      Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time compensation for the Trustee’s acceptance of this Indenture and its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee or any predecessor Trustee and their directors, officers, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred by or in connection with the acceptance or

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administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuers or any Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuers, any Guarantor, any holder or any other Person). The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers or any Guarantor of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense. Such indemnified parties may have separate counsel and the Issuers and such Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if they assume such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no actual or potential conflict of interest between the Issuers and the Guarantors, as applicable, and such parties in connection with such defense. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct or negligence (as determined by a court of competent jurisdiction in a final, non-appealable order).

To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuers’ and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuers and Holdings, the expenses (including the fees, expenses and disbursements of the Trustee’s agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

Section 7.08                      Replacement of Trustee.

(a)               The Trustee may resign at any time by so notifying the Issuers. The holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee upon 30 days advance written notice and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

(i)                 the Trustee fails to comply with Section 7.10;

(ii)              the Trustee is adjudged bankrupt or insolvent;

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(iii)            a receiver or other public officer takes charge of the Trustee or its property; or

(iv)             the Trustee otherwise becomes incapable of acting.

(b)               If the Trustee resigns, is removed by the Issuers or by the holders of a majority in principal amount of the Notes and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

(c)               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail (or otherwise deliver in accordance with the procedures of the Depository) a notice of its succession to the holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d)               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

(e)               If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09                      Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

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Section 7.10                      Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

Section 7.11                      Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

Article VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01                      Discharge of Liability on Notes; Defeasance.

(a)               This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights, indemnities and immunities of the Trustee and rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(i)                 either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes not delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee cash or U.S. Government Obligations (or a combination of cash and U.S. Government Obligations) in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the date of maturity or redemption, as applicable, together with irrevocable written instructions from the Issuers directing the Trustee to apply such funds or U.S. Government Obligations, as applicable, to the payment thereof at maturity or redemption, as the case may be; provided that upon any

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redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(ii)              the Issuers and/or the Guarantors have paid all other sums due and payable under this Indenture; and

(iii)            the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing subsections (i) and (ii).

(b)               Subject to Sections Section 8.01(c) and Section 8.02, the Issuers at any time may terminate (i) all of their obligations under the Notes and this Indenture with respect to the holders of the Notes (“legal defeasance option”), and/or (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11 and 4.12 and the operation of 5.01 for the benefit of the holders of the Notes, and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and 6.01(g) with respect to Significant Subsidiaries only), 6.01(h) and 6.01(i) (“covenant defeasance option”). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuers terminate all of their obligations under the Notes and this Indenture (with respect to such Notes) by exercising their legal defeasance option or their covenant defeasance option, Holdings will be released from all of its obligations with respect to the Holdings Guarantee and each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

If the Issuers exercise their legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and (g), with respect to Significant Subsidiaries only), Section 6.01(h) or Section 6.01(i) or because of the failure of the Issuers to comply with Section 5.01(a)(iv) or Section 5.01(b)(iv).

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminated.

(c)               Notwithstanding clauses (a) and (b) above, the Issuers’ obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09 and Article VII, including, without limitation, Sections 7.07 and 7.08 and in this Article VIII and the rights, indemnities and immunities of the Trustee under this Indenture shall survive until the Notes have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.07, 7.08, 8.05 and 8.06 and the rights,

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indemnities and immunities of the Trustee under this Indenture shall survive such satisfaction and discharge.

Section 8.02                      Conditions to Defeasance.

(a)               The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

(i)                 the Issuers irrevocably deposit in trust with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof in an amount that is sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(ii)              the Issuers deliver to the Trustee a certificate from a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii)            no Default specified in Section 6.01(f) or (g) with respect to the Issuers shall have occurred or is continuing on the date of such deposit;

(iv)             the deposit does not constitute a default under any other material agreement or instrument binding on the Issuers;

(v)               in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; provided that, notwithstanding the foregoing, the Opinion of Counsel referred to above in this clause (v) with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers;

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(vi)             such exercise does not impair the contractual right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(vii)          in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii)        the Issuers deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been satisfied.

(b)               Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

Section 8.03                      Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

Section 8.04                      Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuers upon request any money or U.S. Government Obligations held by it as provided in this Article VIII that, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuers for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.05                      Indemnity for U.S. Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06                      Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII

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by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuers have made any payment of principal of, or interest on, any such Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

Article IX

AMENDMENTS AND WAIVERS

Section 9.01                      Without Consent of the Holders.

(a)               The Issuers and the Trustee may amend this Indenture, the Notes, the Holdings Guarantee and/or the Subsidiary Guarantees without notice to or the consent of any holder:

(i)                 to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)              to provide for the assumption by a Successor Company (with respect to the Issuers) of the obligations of any Issuer under this Indenture and the Notes;

(iii)            to provide for the assumption by a Successor Holdings (with respect to Holdings) or a Successor Subsidiary Guarantor (with respect to any Subsidiary Guarantor), as the case may be, of the obligations of Holdings or any Subsidiary Guarantor, as applicable, under this Indenture, the Notes, the Holdings Guarantee and a Subsidiary Guarantee, as applicable;

(iv)             to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(v)               to add a Subsidiary Guarantee or collateral with respect to the Notes;

(vi)             to secure the Notes and/or the related Guarantees and to add provisions regarding the release of collateral;

(vii)          to add to the covenants of Holdings or any Issuer, as applicable, for the benefit of the holders or to surrender any right or power herein conferred upon Holdings, any Issuer or any Restricted Subsidiary;

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(viii)        to make any change that would provide any additional rights or benefits to the holders or that does not adversely affect the rights of any holder in any material respect (as determined in good faith by Holdings);

(ix)             to effect any provision of this Indenture;

(x)               to conform the text of this Indenture, the Holdings Guarantee, the Subsidiary Guarantees or the Notes to any provision of the section of the Offering Circular titled “Description of Notes,” to the extent that such provision was intended by the Issuers to be a verbatim recitation of a provision of this Indenture, the Holdings Guarantee, the Subsidiary Guarantees or the Notes, as applicable, as stated in an Officer’s Certificate;

(xi)             to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA (if the Issuers elect to qualify this Indenture under the TIA);

(xii)          to make changes to provide for the issuance of Additional Notes, which shall have terms substantially identical in all material respects to the Initial Notes, and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities.

(b)               After an amendment under this Section 9.01 becomes effective, the Issuers shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02                      With Consent of the Holders. The Issuers and the Trustee may amend this Indenture, the Notes, the Holdings Guarantee and the Subsidiary Guarantees with the consent of the Issuers and the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class and any past default or compliance with any provisions hereof may be waived with the consent of the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (in each case, including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each holder of an outstanding Note affected, an amendment or waiver may not:

(1)               reduce the principal amount of Notes whose holders must consent to an amendment or waiver,

(2)               reduce the stated rate of or extend the stated time for payment of interest on any Note (other than the provisions of Section 4.06 and Section 4.08),

(3)               reduce the principal of or change the Stated Maturity of any Note (other than provisions of Section 4.06 and Section 4.08),

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(4)               reduce the premium payable upon the redemption of any Note or change the dates on which any such premium is payable upon redemption pursuant to Article III,

(5)               make any Note payable in money other than that stated in such Note,

(6)               expressly subordinate the Notes or any Guarantee to any other Indebtedness of Holdings, any Issuer or any Subsidiary Guarantor,

(7)               impair the contractual right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Note on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Note, or

(8)               make any change to this Section 9.02.

It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuers shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03                      Revocation and Effect of Consents and Waivers.

(a)               A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuers certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of consents by the holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers, the Guarantors executing such instrument and the Trustee.

(b)               The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or

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not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.04                      Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuers may require the holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Note shall issue and, upon written order of the Issuers signed by an Officer, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.05                      Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, (i) an Officer’s Certificate, (ii) an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof, (iii) a copy of the resolution of the Board of Directors of each Issuer, certified by the Secretary or Assistant Secretary or authorized signatory of each Issuer, authorizing the execution of such amendment, supplement or waiver and (iv) if such amendment, supplement or waiver is executed pursuant to Section 9.02, evidence reasonably satisfactory to the Trustee of the consent of the holders required to consent thereto. Notwithstanding the foregoing or anything in this Indenture to the contrary, in connection with signing any supplemental indenture adding a new Subsidiary Guarantor under this Indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel under Section 13.04; provided that such Opinion of Counsel shall not be required to include the content described in clause (ii) of this Section 9.05.

Section 9.06                      Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate class on any matter. Determinations as to whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article IX and Section 2.13.

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Article X

[Intentionally Omitted]

Article XI

[Intentionally Omitted]

Article XII

GUARANTEE

Section 12.01                  Guarantee.

(a)               Each of Holdings and, subject to the Agreed Guarantee Principles (or, if different, the analogous provisions in the definitive documents governing the Indebtedness giving rise to the obligation to provide such a Subsidiary Guarantee under Section 4.11), each Subsidiary Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, as a primary obligor and not merely as a surety, to each holder and to the Trustee and its successors and assigns (i) the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuers under this Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Issuers under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Article XII notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)               Each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. Each Guarantor waives the right to any defenses available under applicable law, and otherwise permitted to be waived. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the failure of any holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; (v) any change in the ownership of each Guarantor, except as provided in Section 12.02(b) or (c), as applicable or (vi) the release of any security held by any holder or the Trustee for the Guaranteed Obligations or each Guarantor. Each Guarantor hereby waives any right to which it may be entitled to have its

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obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.

(c)               Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the Issuers’ or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Guarantor.

(d)               Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)               The Guarantee of each Guarantor is, to the extent and in the manner set forth in this Article XII, equal in right of payment to all existing and future Pari Passu Indebtedness, senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

(f)                Except as expressly set forth in Sections 8.01(b), 12.02 and 12.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g)               Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

(h)               In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or

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cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to the holders and the Trustee.

(i)                 Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations or, if mandatorily entitled under any applicable law, such right of subrogation of any Guarantor may not be exercised until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 12.01.

(j)                 Each Guarantor also agrees to pay any and all costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) Incurred by the Trustee or any holder in enforcing any rights under this Section 12.01.

(k)               Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 12.02                  Limitation on Liability.

(a)               Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee or this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.

(b)               A Subsidiary Guarantee as to any Restricted Subsidiary that is (or becomes) a party hereto on the Issue Date or that executes a supplemental indenture in accordance with Section 4.11 hereof and provides a guarantee shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be automatically released from all obligations under this Article XII upon any of the following:

(i)                 the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation, dividend, distribution or otherwise) of the Capital Stock (including any sale, disposition, exchange or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable

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Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

(ii)              (a) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of Section 4.04 and the definition of “Unrestricted Subsidiary,” or (b) the occurrence of any other event not in violation of this Indenture following which such Subsidiary Guarantor is no longer a Restricted Subsidiary;

(iii)            the release or discharge of the guarantee by such Subsidiary Guarantor of the Credit Agreement or any other Indebtedness which resulted in the obligation to guarantee the Notes;

(iv)             the Issuers’ exercise of their legal defeasance option or covenant defeasance option under Article VIII or if the Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture;

(v)               such Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Secured Indebtedness or other exercise of remedies in respect thereof;

(vi)             the occurrence of a Covenant Suspension Event, provided that following a Reversion Date, if any, each Subsidiary Guarantee shall be reinstated to the extent and within the timeframe required under the fourth paragraph of Section 4.15;

(vii)          as described under Article IX; and

(viii)        upon the merger, amalgamation or consolidation of such Subsidiary Guarantor with and into Holdings, any Issuer or another Restricted Subsidiary or upon the liquidation or dissolution of such Subsidiary Guarantor, in each case, in a manner not in violation of this Indenture.

(c)               The Holdings Guarantee shall terminate and be of no further force or effect and Holdings shall be deemed to be automatically released from all obligations under this Article XII upon any of the following:

(i)                 Holdings’ transfer of all or substantially all of its assets to, or merger, consolidation or amalgamation with, an entity that is not a Wholly Owned Subsidiary of Holdings in accordance with Section 5.01 if Successor Holdings, if other than Holdings, assumes Holdings’ obligations under the Holdings Guarantee in accordance with the provisions of Section 5.01; and

(ii)              the Issuers’ exercise of their legal defeasance option or covenant defeasance option pursuant to Article VIII or if the Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture.

Section 12.03                  [Intentionally Omitted].

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Section 12.04                  Successors and Assigns. This Article XII shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the holders and, in the event of any transfer or assignment of rights by any holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 12.05                  No Waiver. Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article XII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XII at law, in equity, by statute or otherwise.

Section 12.06                  Modification. No modification, amendment or waiver of any provision of this Article XII, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 12.07                  Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor of the Notes pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article XII and shall guarantee the Notes. In connection with the execution and delivery of a supplemental indenture for the addition of a Subsidiary Guarantor under this Indenture, the Trustee shall receive an Opinion of Counsel under Section 13.04 hereof.

Section 12.08                  Non-Impairment. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

Section 12.09                  Limitation on the Italian Guarantor’s Liability. Notwithstanding anything to the contrary in this Indenture, the obligations of the Guarantor organized under the laws of Italy (the “Italian Guarantor”) under this Indenture shall be subject to the following limitations:

(a)               obligations of the Italian Guarantor shall not include, and shall not extend, directly or indirectly, to any indebtedness incurred by any obligor as borrower or as a guarantor in respect of any proceeds of the issuance of the Notes, the purpose or actual use of which is, directly or indirectly:

(i)                 the acquisition of the Italian Guarantor (and/or of any entity directly or indirectly controlling it), including any related costs and expenses;

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(ii)              a subscription for any shares in the Italian Guarantor (and/or any entity directly or indirectly controlling it), including any related costs and expenses; or

(iii)            the refinancing thereof;

(b)               exceed, at any time, the maximum amount permitted under the provisions of law n. 108/1996 or breach the terms of Article 1283 of the Italian Civil Code or any other mandatory law or regulation on usury practices or capitalization of interests (in each case, to the extent applicable);

(c)               without prejudice to Section 12.02, pursuant to Article 1938 of the Italian civil code, the maximum amount that the Italian Guarantor may be required to pay in respect of its obligations as Guarantor in respect of this Indenture shall not exceed, at any given time, the lower of (i) an amount equal to, at the time demand of payment to such Italian Guarantor is made, the net assets of the Italian Guarantor, and (ii) an amount equal to, at the time demand of payment to such Italian Guarantor is made, the aggregate outstanding amount of all loans or advances made to such Italian Guarantor or any of its direct or indirect Subsidiaries by the Issuers or their Subsidiaries (other than such Italian Guarantor and its Subsidiaries) directly or indirectly with the proceeds of the Notes; and

(d)               obligations of the Italian Guarantor shall not extend to the payment obligations of other entities which do not belong to the Italian Guarantor’s corporate group (gruppo di appartenenza) in the meaning of articles 1(e) of the decree of the Italian Ministry of Economy and Finance No. 53 of April 2, 2015.

Section 12.10                  Limitation on the Swiss Guarantor’s Liability.

(a)               If and to the extent any obligations assumed (including by granting a guarantee, including this Guarantee, assuming indemnity or other obligations, including joint and several liability, and subordinating any claims) or any security interest granted by a Guarantor incorporated in Switzerland (a “Swiss Guarantor”) under this Indenture or in connection with the transactions contemplated thereby or related thereto (the “Agreements”), guarantee, secure or otherwise benefit obligations of its affiliates other than its wholly owned subsidiaries (the “Restricted Obligations”) and if and to the extent the payment under, or the enforcement of, such obligations or using the proceeds from the enforcement of such security interest to discharge the Restricted Obligations constitutes a repayment of capital (Einlagerückgewähr/Kapitalrückzahlung), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) under then applicable Swiss corporate law, the payment under, or the enforcement of, such obligations or using the proceeds from the enforcement of such security interest to be used to discharge the Restricted Obligations shall be limited to the amount of unrestricted equity capital surplus (including the unrestricted portion of general and statutory reserves, other free reserves, retained earnings and, to the extent permitted by then applicable law, current net profits) available for distribution as dividends to the shareholders of such Swiss Guarantor (the “Swiss Maximum Amount”), provided that this is a requirement under then applicable mandatory Swiss law and understood that such limitation shall not free such Swiss Guarantor from its obligations in excess of the Swiss Maximum Amount, but that it

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shall merely postpone the performance or the enforcement date of those obligations until such time or times as performance or enforcement is again permitted under then applicable law. The Swiss Maximum Amount shall be determined in accordance with Swiss law and applicable Swiss accounting principles, and, if and to the extent required by applicable Swiss law, shall be confirmed by the auditors of the relevant Swiss Guarantor on the basis of an interim audited balance sheet as of that time.

(b)               Immediately after having been requested to perform the Restricted Obligations under the Agreements, such Swiss Guarantor shall, if and to the extent requested by the Trustee or required under then applicable Swiss law, provide the Trustee with an interim balance sheet audited by the statutory auditors of such Swiss Guarantor setting out the Swiss Maximum Amount, take any further corporate and other action as may be required by the Trustee (such as (i) board and shareholders’ resolutions to approve the payment or use of the enforcement proceeds, which may be required as a matter of Swiss mandatory law in force at the time payment is requested or at the time of enforcement in order to allow a prompt payment or use of the enforcement proceeds, (ii) the receipt of any confirmations from such Swiss Guarantor’s statutory auditors that the relevant amount represents the Swiss Maximum Amount, (iii) conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law), (iv) revaluation of hidden reserves (to the extent permitted by mandatory Swiss law), and (v) to the extent permitted by applicable law, Swiss accounting standards and the Agreements, write-up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for such Swiss Guarantor’s business (nicht betriebsnotwendig)) and other measures required to allow such Swiss Guarantor to make the payments agreed upon with a minimum of limitations and, immediately thereafter, pay up to the Swiss Maximum Amount to meet its payment obligations under the Agreements.

(c)               In respect of Restricted Obligations, the relevant Swiss Guarantor shall, as concerns the payment under, or performance of, any obligation or the use of proceeds resulting from the enforcement of the guarantee, indemnity or security interest granted by such Swiss Guarantor under the Agreements:

(i)                 if and to the extent the Swiss Guarantor is obliged to pay Swiss withholding tax (Verrechnungssteuer) in relation thereto required by applicable law and subject to any applicable double tax treaties in force at the relevant time:

(A)             procure that such payments, performance or enforcement proceeds can be used to discharge Restricted Obligations without deduction of Swiss withholding tax, or with deduction of Swiss withholding tax at a reduced rate, or by discharging the liability for Swiss withholding tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax (Meldeverfahren);

(B)              if necessary, deduct (respectively ask the holders of the Notes or the Trustee to deduct) Swiss withholding tax at the rate of 35 per cent (or such

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other rate as is in force at that time) from any such payment, performance or enforcement proceeds used to discharge Restricted Obligations;

(C)              pay (respectively ask the holders of the Notes or the Trustee to pay), without delay, any such taxes deducted to the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung); and

(D)             notify and provide evidence to the Trustee that such deduction or notification, as the case may be, has been made and, if applicable, that the taxes deducted have been paid to the Swiss Federal Tax Administration;

(ii)              as soon as possible after a deduction for Swiss withholding tax is made as required by applicable law:

(A)             ensure that any person which is entitled to a full or partial refund of the Swiss withholding tax deducted from such payment or enforcement proceeds will, as soon as possible after such deduction;

(B)              request a refund of the Swiss withholding tax under applicable law (including tax treaties); and

(C)              pay to the holders of the Notes or the Trustee promptly upon receipt any amount so refunded.

(d)               A Swiss Guarantor shall not be obliged to pay additional amounts as contemplated under Section 4.13 “Additional Amounts” above to the extent this violates Swiss law. If such Swiss Guarantor is obliged to withhold Swiss withholding tax in accordance with Section 12.10(c)(i)(B) above, the holders of the Notes or the Trustee shall be entitled to further enforce their rights under the Agreements and/or further apply proceeds therefrom (taking into account any amount paid pursuant to Section 12.10(c)(ii)(C) above) up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss withholding tax were required, whereby such further enforcements/applications of proceeds shall always be limited to the Swiss Maximum Amount.

Section 12.11                  Limitation on the Slovak Guarantor’s Liability. Notwithstanding anything to the contrary in this Indenture, the obligations of the Guarantor organized under the laws of the Slovak Republic (the “Slovak Guarantor”) under this Indenture shall not extend to any indebtedness, liabilities or other obligations that would violate or exceed any guaranteeing, borrowing or other power or restriction granted or imposed by any mandatory law to which the Slovak Guarantor is subject.

Section 12.12                  Limitation on the Romanian Guarantors’ Liability. Notwithstanding anything to the contrary in this Indenture, the obligations of the Guarantors organized under the laws of Romania (the “Romanian Guarantors” and each a “Romanian Guarantor,” which includes as of the date hereof, Garrett Motion International Services S.R.L. with registered address at 4B and 2-4 Ing. George Constantinescu street, Lot 1, Building A, 1st Floor, 2nd District, Bucharest, registered with the Trade Registry under no. J40/2745/2009, sole

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identification code 25215790 and Garrett Motion Romania S.R.L. with registered address at 244A Iuliu Maniu Boulevard, 6th District, Bucharest, registered with the Trade Registry under no. J40/3894/1997, sole identification code 9472341) under this Indenture and the Notes and the obligations incurred thereunder shall be applicable only to the extent that, and shall be limited to the maximum amount permitted under Romanian law so that, any such obligation or liability:

(a)               would not give rise to misuse of corporate assets or would trigger personal liability (criminal or otherwise) for the founders (in Romanian, fondatori), as such term is understood under Romanian Law No. 31/1990 on companies, republished, as subsequently amended and supplemented (“Romanian Companies Law”), director(s) (in Romanian, administrator(i)), management, other executive officers or legal representatives of the Romanian Guarantors, as contemplated under article 272 of the Romanian Companies Law; and

(b)               would ensure compliance of such Romanian Guarantor(s) with the requirements of the Romanian law relating to corporate benefit (legal capacity and underlying cause of an agreement) as conditions for the validity of agreements entered into by a company inorganized under the laws of Romania and would not breach articles 1179 and 1236 of the Romanian Civil Code.

Section 12.13                  Limitation on the Luxembourg Issuer’s and Guarantor’s Liability. Notwithstanding the foregoing and any other provision of this Indenture or in any other document relating to the Notes (each a “Notes Document”) to the contrary, the payment obligations of any Issuer and Guarantor which is incorporated or established in Luxembourg (each a “Luxembourg Guarantor”) under this Indenture, in any other Notes Document and in any Credit Agreement Document for the obligations of any Issuer or Guarantor which is not a Subsidiary of that Luxembourg Guarantor shall be limited at any time, to an aggregate amount not exceeding ninety-five (95) per cent. of the greater of:

(a)               the sum of (i) the own funds (capitaux propres) (as referred to in Annex I to the Luxembourg Grand-Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account (2015 Regulation), enforcing the Luxembourg law of 19 December 2002 on the register of commerce and companies and the accounting and annual accounts of undertakings, as amended) (“Own Funds”) of such Luxembourg Guarantor, and (ii) that Luxembourg Guarantor’s debt which is subordinated in right of payment (whether generally or specifically) to any obligations and liabilities (the “Luxembourg Subordinated Debt”) as determined on the basis of the Luxembourg Guarantor’s last annual accounts available as at the date of this Indenture;

(b)               the sum of (i) the Own Funds and (ii) the Luxembourg Subordinated Debt as determined on the basis of the Luxembourg Guarantor’s last annual accounts available at the date the guarantee under this Indenture is called.

Where, for the purpose of the above determinations, (i) no duly established annual accounts are available for the relevant reference period (which will include a situation where, in respect of the determinations to be made above, no final annual accounts have been

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established in due time in respect of the then most recently ended financial year) or (ii) the relevant annual accounts do not adequately reflect the fair value of the Luxembourg Subordinated Debt or Own Funds as envisaged above, an independent auditor (réviseur d’enterprises agréé) of the Luxembourg Guarantor or, if no such auditor has been appointed, an independent auditor (réviseur d’enterprises agréé) or an independent reputable investment bank, each appointed by the Trustee, shall make the determination of the relevant Own Funds and Luxembourg Subordinated Debt amounts based on such available elements and facts as deemed relevant by it at such time.

This limitation shall not apply to any amounts or proceeds of the Notes made available, in any form whatsoever, directly or indirectly, to such Luxembourg Guarantor or any of its Subsidiaries.

Article XIII

MISCELLANEOUS

Section 13.01                  [Intentionally Omitted].

Section 13.02                  Notices.

(a)               Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to Holdings, an Issuer or a Subsidiary Guarantor:

c/o Garrett Motion Inc.
La Pièce 16
Rolle, Switzerland
1180

Attention: General Counsel
Email:

with copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: John C. Kennedy, Esq.
Christodoulos Kaoutzanis, Esq.
Fax: 212-492-0588

if to the Trustee:

Wilmington Trust, National Association
Global Capital Markets

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50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Garrett Motion Notes Administrator

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)               Any notice or communication mailed to a holder shall be mailed, first class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c)               Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

The Trustee may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the holders may be made electronically in accordance with procedures of the Depository.

Section 13.03                  [Intentionally Omitted].

Section 13.04                  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

(a)               an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)               an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been satisfied.

Section 13.05                  Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a)               a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)               a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)               a statement as to whether or not, in the opinion of such individual, such covenant or condition has been satisfied; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 13.06                  When Notes Disregarded. In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, the Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or the Guarantors shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 13.07                  Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

Section 13.08                  Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected. If performance of any covenant, duty or obligation is required on a date which is not a Business Day, performance shall not be required until the next succeeding day that is a Business Day.

Section 13.09                  Governing Law; Consent to Jurisdiction.

(a)               THIS INDENTURE, THE NOTES, THE GUARANTEES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, TO THE EXCLUSION OF THE APPLICATION OF THE

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PROVISIONS OF ARTICLES 470-1 TO AND INCLUDING 470-19 OF THE LUXEMBOURG COMPANIES LAW.

(b)               The parties hereto (and each holder of a Note by its acceptance thereof) irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, each irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and any right to which it may be entitled on account of place or residence or domicile.

(c)               Each Issuer and Guarantor not resident in the United States hereby appoints Holdings, c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808, or any successor so long as such successor is resident in the United States and can act for this purpose, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Notes or the Guarantees or the transactions contemplated herein which may be instituted in any New York State or federal court sitting in the Borough of Manhattan, City of New York, by any holder or the Trustee. Holdings has accepted such appointment and has agreed to act as said agent for service of process, and each such Issuer and Guarantor agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon Holdings and/or the Authorized Agent shall be deemed, in every respect, effective service of process upon the applicable Issuers and Guarantors, as applicable. Each Issuer and Guarantor not resident in the United States waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect to it. Nothing in this Indenture will affect the right of any party to this Indenture or any holder to serve process in any other manner permitted by law.

(d)               To the fullest extent permitted by law, any Issuer or Guarantor not resident in the United States irrevocably waives any immunity (sovereign or otherwise) it may have under non-U.S. law or otherwise in relation to the jurisdiction or ruling of any aforementioned New York State or federal courts or other courts of competent jurisdiction.

Section 13.10                  Currency Indemnity. Any payment on account of an amount that is payable in U.S. dollars (the “Required Currency”) which is made to or for the account of any holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of any Issuer or any Guarantor, shall constitute a discharge of the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes or Guarantees, as the case may be, only to the extent of the amount of the Required Currency which such holder or the Trustee, as the case may be, could purchase in the New York foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency.

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If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such holder or the Trustee, as the case may be, the Issuers and the Guarantors shall indemnify and hold harmless the holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Section 13.11                  No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in Holdings, any Issuer or any direct or indirect parent companies, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Holdings Guarantee, the Subsidiary Guarantees or this Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.12                  Successors. All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind such person’s successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.13                  Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or electronic transmissions (in ‘.pdf’ or other format) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (in ‘.pdf’ or other format) shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “endorse” and words of similar import in this Indenture, the Note or any other Notes document shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 13.14                  Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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Section 13.15                  Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 13.16                  Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 13.17                  Waiver of Jury Trial. EACH OF THE ISSUERS, HOLDINGS, THE GUARANTORS AND THE TRUSTEE HEREBY (AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.18                  Calculations. The Issuers will be responsible for making all calculations called for under this Indenture or the Notes. The Issuers will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on holders. The Issuers will provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any holder upon the written request of such holder.

Section 13.19                  USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 13.20                  Romanian Law Consents and Undertakings. Subject to any contrary provisions in this Indenture, each of the Romanian Guarantors (and including for clarity purposes Garrett Motion International Services S.R.L. with registered address at 4B and 2-4 Ing. George Constantinescu street, Lot 1, Building A, 1st Floor, 2nd District, Bucharest, registered with the Trade Registry under no. J40/2745/2009, sole identification code 25215790 and Garrett Motion Romania S.R.L. with registered address at 244A Iuliu Maniu Boulevard, 6th District, Bucharest, registered with the Trade Registry under no. J40/3894/1997, sole identification code 9472341 and/or of any other future Guarantors organized under the laws of Romania) agrees not to seek to rely on:

(a)               any event qualified under Romanian law as an unforeseeable, absolutely invincible and inevitable external event (in Romanian, forta majora) or as an unforeseeable and unstoppable event (in Romanian, caz fortuit); or

144

(b)               any event which is beyond its control or not dependent of its own fault in relation to the failure to perform any obligation binding on it under this Indenture and/or the Notes.

Each Romanian Guarantor confirms that any authorization given by it under this Indenture, including, but not limited to Section 13.09 (Governing Law; Consent to Jurisdiction), shall be valid until the release of any and all obligations under all of the documents related to this Indenture and/or the Notes.

For the purpose of Article 1271 of the Civil Code of Romania as republished in the Official Gazette of Romania no. 505 of 15 July 2011, approved by Law no. 287 of 17 July 2009 regarding the Civil Code and Law no. 71 of 3 June 2011 regarding the application of the Civil Code, as such may be amended at any time (the “Romanian Civil Code”) on hardship, each Romanian Guarantor expressly and irrevocably acknowledges and undertakes all risks of any change in circumstances including unforeseeable and exceptional changes in circumstances, which may render the performance of the obligations and liabilities of each Romanian Guarantor under this Indenture and/or the Notes more onerous, burdensome or excessive.

Neither this Indenture nor any of the documents related to this Indenture or to the Notes constitute an adhesion agreement (in Romanian, contract de adeziune) for the purposes of Article 1175 of the Romanian Civil Code.

For the purposes of Article 1221 of the Romanian Civil Code, each Romanian Guarantor confirms that it has the necessary experience and knowledge in order to enter into and evaluate this Indenture and any other documents related to this Indenture or to the Notes and is not in a state of need as at the date of this Indenture or any other documents related to this Indenture or to the Notes to which it is a party.

Each Romanian Guarantor further confirms that:

(a)               the provisions of this Indenture have been discussed and negotiated and it expressly agrees with all the provisions of this Indenture, including on limitation of liability, unilateral termination, suspension of the performance of obligations, loss of right or term, limitation of right to challenge, limitation of contractual freedom, silent renewal, governing law and choice of jurisdiction; and

(b)               by executing this Indenture it consents to the terms of this Indenture and confirms its acceptance of any uncommon provisions for the purpose of Articles 1202 and 1203 of the Romanian Civil Code, including, but not limited to Article II (The Notes), Article IV (Covenants), Article V (Successor Company), Article VI (Defaults and Remedies), Article VII (Trustee), Article IX (Amendments and Waivers), Article XII (Guarantee), Section 13.09 (Governing Law; Consent to Jurisdiction), Section 13.10 (Currency Indemnity), Section 13.11. (No Recourse Against Others) Section 13.12 (Successors), Section 13.16 (Severability) Section 13.17 (Waiver of Jury Trial) and Section 13.20 (Romanian Law Consents and Undertakings).

(c)               Each Romanian Guarantor expressly waives for the sole benefit of the Trustee and each holder all legal and conventional benefits and all rights of counterclaim,

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including the benefit of discussion and the benefit of division (in Romanian, beneficiul de discutiune and beneficiul de diviziune), as such terms are reflected by Articles 2294 and 2298 of the Romanian Civil Code, to the maximum extent permitted by Romanian legislation.

(d)               The Guarantees, obligations, liabilities and any indemnification given by each Romanian Guarantor under this Indenture shall be valid until the release of any and all obligations under the Notes, this Indenture, and other documents in relation thereto and the provisions of Article 2316 of the Romanian Civil Code limiting the term of the Guarantees and any indemnification (in Romanian, fideiusiune) to three years shall not be applicable.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

GARRETT MOTION HOLDINGS INC.

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorized Signatory

[Signature Page to Indenture]

GARRETT LX I S.À R.L.

By:	/s/ Anthony Lodato
	Name:	Anthony Lodato
	Title:	Authorised Signatory

[Signature Page to Indenture]

GARRETT MOTION INC.

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorized Signatory

[Signature Page to Indenture]

GARRETT LX III S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg with registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B225716

By:	/s/ Anthony Lodato
	Name:	Anthony Lodato
	Title	Auhorized Signatory

[Signature Page to Indenture]

Executed in accordance with section 127 of the Corporations Act 2001 by GARRETT MOTION AUSTRALIA PTY LIMITED (ACN 004 297 438):

/s/ Eric Fraysse	/s/ Paul Rudolph Carlsson
Director Signature	Director/Secretary Signature

Eric Fraysse	Paul Rudolph Carlsson
Print Name	Print Name

[Signature Page to Indenture]

BRH LLC

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorized Signatory

[Signature Page to Indenture]

FRICTION MATERIALS LLC

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorized Signatory

[Signature Page to Indenture]

GARRETT ASASCO INC.

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorized Signatory

[Signature Page to Indenture]

GARRETT MOTION LLC

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorized Signatory

[Signature Page to Indenture]

GARRETT TRANSPORTATION I INC.

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorized Signatory

[Signature Page to Indenture]

GARRETT TS LTD.

By:	/s/ Lindsay James Howard
	Name:	Lindsay James Howard
	Title:	Authorised Signatory

[Signature Page to Indenture]

GARRETT MOTION IRELAND A LIMITED

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorised Signatory

[Signature Page to Indenture]

GARRETT MOTION IRELAND LIMITED

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorised Signatory

[Signature Page to Indenture]

GARRETT MOTION ITALIA S.R.L.

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorised Signatory

[Signature Page to Indenture]

GARRETT MOTION JAPAN INC.

By:	/s/ Yufeng Liu
	Name:	Yufeng Liu
	Title:	Authorised Signatory

[Signature Page to Indenture]

GARRETT MOTION AUTOMOTIVE RESEARCH MEXICO, S. DE R.L. DE C.V.

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorised Signatory

[Signature Page to Indenture]

GARRETT MOTION MEXICO, S. A. DE C.V.

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorised Signatory

[Signature Page to Indenture]

GARRETT MOTION INTERNATIONAL SERVICES S.R.L. (registered address at 4B and 2-4 Ing. George Constantinescu street, Lot 1, Building A, 1st Floor, 2nd District, Bucharest, Trade Registry no. J40/2745/2009 and sole identification code 25215790)

By:	/s/ Joanne Lau
	Name:	Joanne Lau
	Title:	Authorised Signatory

GARRETT MOTION ROMANIA S.R.L. (registered address at 244A Iuliu Maniu Boulevard, 6th District, Bucharest, Trade Registry no. J40/3894/1997 and sole identification code 9472341)

By:	/s/ Joanne Lau
	Name:	Joanne Lau
	Title:	Authorised Signatory

[Signature Page to Indenture]

GARRETT MOTION UK LIMITED

By:	/s/ Lindsay James Howard
	Name:	Lindsay James Howard
	Title:	Authorised Signatory

[Signature Page to Indenture]

GARRETT MOTION SLOVAKIA S.R.O.

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorised Signatory

[Signature Page to Indenture]

GARRETT MOTION SWITZERLAND HOLDINGS SÀRL

By:	/s/ Cyril Grandjean
	Name:	Cyril Grandjean
	Title:	Authorised Aignatory

[Signature Page to Indenture]

GARRETT MOTION SÀRL

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorised Signatory

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Karleen R. Bratland
	Name:	Karleen R. Bratland
	Title:	Assistant Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND ADDITIONAL NOTES

1.         Definitions.

1.1       Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3), (7), (9) or (12) under the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Initial Notes initially offered and sold to QIBs in reliance on Rule 144A.

Appendix A-1

“Rule 501” means Rule 501(a)(1), (2), (3), (7), (9) or (12) under the Securities Act.

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Notes” means the Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.2       Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Regulation S Permanent Global Note	2.1(b)
Regulation S Temporary Global Note	2.1(b)
Rule 144A Global Notes	2.1(b)

2.         The Notes.

2.1       Form and Dating; Global Notes.

(a)       The Initial Notes issued on the date hereof will be (i) privately placed by the Issuers pursuant to the Offering Circular and (ii) sold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. One or more Rule 144A Notes may be issued with a separate CUSIP number for purposes of transfers of Notes to IAIs in accordance with Rule 501.  Additional Notes offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more agreements in accordance with applicable law.

(b)       Global Notes. (i) Except as provided in clause (d) of Section 2.2 below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Appendix A-2

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Note” and, together with the Regulation S Permanent Global Note (defined below), the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes. The Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(ii)       Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository notifies the Issuers that it is unwilling or unable to continue as depository for such Global Note and the Issuers thereupon fail to appoint a successor

Appendix A-3

depository that is a clearing agency registered under the Exchange Act within 90 days of such notice, or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depository shall have requested the issuance of certificated Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii)       In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and, upon written order of the Issuers signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv)       Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v)       Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi)       The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

2.2       Transfer and Exchange.

(a)       Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuers for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).

(b)       Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by

Appendix A-4

the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)       Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)       All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii)       Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)       if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B)       if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

(iv)       Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest

Appendix A-5

in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)       if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B)       if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuers or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a written order of the Issuers in the form of an Officer’s Certificate in accordance with Section 2.01 of this Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)       Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c)       Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d)       Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i)       Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes

Appendix A-6

to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)       if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;

(B)       if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(C)       if such Transfer Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(D)       if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(E)       if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F)       if such Transfer Restricted Definitive Note is being transferred to the Issuers or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii)       Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)       if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in

Appendix A-7

an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B)       if the holder of such Transfer Restricted Definitive Note proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuers or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a written order of the Issuers in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Note transferred or exchanged pursuant to this subparagraph (ii).

(iii)       Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a written order of the Issuers in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the Unrestricted Definitive Note transferred or exchanged pursuant to this subparagraph (iii).

(iv)       Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(e)       Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the

Appendix A-8

Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)       Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A)       if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B)       if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C)       if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D)       if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Note; and

(E)       if such transfer will be made to the Issuers or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii)       Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)       if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or

(B)       if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuers or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such

Appendix A-9

exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)       Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(iv)       Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f)       Restricted Notes Legend.

(i)       Except as permitted by the following paragraph (iii) or (iv), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS

Appendix A-10

NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO GARRETT MOTION INC. OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

Each Regulation S Note shall bear the following additional legend:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Appendix A-11

(ii)       Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii)       Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the applicable Restricted Notes Legend related to Regulation S Notes shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(iv)       Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g)       Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h)       Obligations with Respect to Transfers and Exchanges of Notes.

(i)       To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)       No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06 and 4.08 of this Indenture).

(iii)       Prior to the due presentation for registration of transfer of any Note, the Issuers, Holdings, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other

Appendix A-12

purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, Holdings, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)       All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i)       No Obligation of the Trustee.

(i)       The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-13

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO GARRETT MOTION INC. OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL

Exhibit A-1

BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit A-2

[FORM OF INITIAL NOTE]

GARRETT MOTION HOLDINGS, INC.
GARRETT LX I S.à R.L.

No. [ ]	144A CUSIP No. 366504 AA6
144A ISIN No. US366504AA61
REG S CUSIP No. U3700N AA1
REG S ISIN No. USU3700NAA10
$[ ]

7.750% Senior Note due 2032

Each of Garrett Motion Holdings, Inc., a Delaware corporation (together with its successors and assigns under the Indenture) and Garrett LX I S.à r.l, a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg with registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B225642, promises to pay, jointly and severally, to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on May 31, 2032.

Interest Payment Dates: May 31 and November 30, commencing [        ]1

Record Dates: May 15 and November 15

Additional provisions of this Note are set forth on the other side of this Note.

[1]	To be November 30, 2024 for Notes issued on May 21, 2024.
Exhibit A-3

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

GARRETT MOTION HOLDINGS INC.

By:
Name:
Title:

GARRETT LX I S.À R.L.

By:
Name:
Title:

Dated:

Exhibit A-4

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee, certifies that this is
one of the Notes
referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/	If the Note is to be issued in global form, add the Global Notes Legend and the attachment from this Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”
Exhibit A-5

[FORM OF REVERSE SIDE OF INITIAL NOTE]

7.750% Senior Note Due 2032

1.       Interest

Each of Garrett Motion Holdings Inc., a Delaware corporation (such entity, and its successors and assigns under the Indenture, the “U.S. Issuer”) and Garrett LX I S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg with registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B225642, which is an indirect wholly owned subsidiary of the U.S. Issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers” and each an “Issuer”), promises to pay, jointly and severally, interest on the principal amount of this Note at the rate per annum shown above. The Issuers shall pay interest semiannually on May 31 and November 30 of each year (each an “Interest Payment Date”), commencing [           ] 2. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from May 21, 2024, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders at the close of business on May 15 or November 15 (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company (“DTC”) or any successor depositary. The Issuers shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America if such holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

[2]	To be November 30, 2024 for Notes issued on May 21, 2024.
Exhibit A-6

3.       Paying Agent and Registrar

Initially, Wilmington Trust, National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice. Holdings, either Issuer or any domestically incorporated Subsidiary of Holdings may act as Paying Agent or Registrar.

4.       Indenture

The Issuers issued the Notes under an Indenture dated as of May 21, 2024 (the “Indenture”), among the Issuers, Garrett Motion Inc., a Delaware corporation and the direct or indirect parent of each Issuer (“Holdings”), the Subsidiary Guarantors party thereto and the Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Notes are senior unsecured obligations of the Issuers. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes. The Initial Notes and any Additional Notes may, at the Issuers’ option, be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable. The Indenture imposes certain limitations on the ability of Holdings, the Issuers and the other Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of certain capital stock of the Issuers and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of Holdings, the Issuers and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, Holdings and the Subsidiary Guarantors have unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis pursuant to the terms of the Indenture and any additional Subsidiary Guarantor that executes a Subsidiary Guarantee will unconditionally guarantee the Guaranteed Obligations on a senior unsecured basis, pursuant to the terms of the Indenture.

Exhibit A-7

5.       Redemption

On or after May 31, 2027, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon notice as described in Paragraph 7 of this Note, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on May 31 of the years set forth below:

Period	Redemption Price
2027	103.875%
2028	101.938%
2029 and thereafter	100.000%

In addition, prior to May 31, 2027, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon notice as described in Paragraph 7 of this Note, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Notwithstanding the foregoing, at any time and from time to time prior to May 31, 2027, the Issuers may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) in an amount not to exceed the amount of net cash proceeds of one or more Equity Offerings (1) by Holdings or (2) by any direct or indirect parent of Holdings to the extent the net cash proceeds thereof are contributed to the common equity capital of Holdings or used to purchase Capital Stock (other than Disqualified Stock) of Holdings, at a redemption price (expressed as a percentage of principal amount thereof) of 107.750%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 180 days after the date on which any such Equity Offering is consummated upon not less than 10 nor more than 60 days’ notice mailed by the Issuers to each holder’s registered address, or delivered electronically if held by DTC, and otherwise in accordance with the procedures set forth in the Indenture.

In connection with any cash tender offer (including a Change of Control Offer or an Asset Sale Offer), if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such offer and the Issuers, or any third party making such offer in lieu of the Issuers, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuers or such third party will have the right, upon not less than 10 nor more than 60 days’ prior written notice to the holders (with a copy to the Trustee and the applicable Paying Agent), given not more than 30 days following such purchase, to redeem all Notes that remain outstanding following such purchase at a price in cash

Exhibit A-8

equal to the price offered to the holders in such offer (excluding any early tender premium or similar premium, if any) plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

The Issuers may redeem the Notes, in whole but not in part, at their discretion at any time, upon notice as described in Paragraph 7 of this Note, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuers for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and that will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date that is prior to the Tax Redemption Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes or any Guarantee, the Issuers or any Guarantor is or would be required to pay Additional Amounts in excess of Additional Amounts payable on the Issue Date (but, in the case of the relevant Guarantor, only if such amount payable cannot be paid by the Issuers or another Guarantor that can pay such amount without the obligation to pay Additional Amounts), and the Issuers or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available to them, including the appointment of a different Paying Agent (provided that changing the jurisdiction of any Issuer or Guarantor is not a reasonable measure for purposes of this section), as a result of:

(i)     any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings (to the extent such rulings have general application) promulgated thereunder) of a Tax Jurisdiction affecting taxation, which change or amendment is announced and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction was not a Tax Jurisdiction on the Issue Date, on or after the date on which such Tax Jurisdiction became a Tax Jurisdiction under the Indenture); or

(ii)  any change in, or amendment to, the existing official position promulgated and generally in effect or the introduction of such an official position regarding the application, administration or interpretation of such laws, treaties, regulations, protocols or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change, amendment, application or interpretation is announced and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction was not a Tax Jurisdiction on the Issue Date, on or after the date on which such Tax Jurisdiction became a Tax Jurisdiction under the Indenture) (each of the foregoing clauses (i) and (ii), a “Change in Tax Law”).

The Issuers will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuers or the relevant Guarantor would be obligated to make such payment or withholding if a payment in respect of the Notes or a Guarantee were then due, and unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect. Prior to the publication or, where relevant, sending of any notice of redemption of the Notes pursuant to the foregoing, the Issuers will deliver to the Trustee an opinion of independent tax counsel of recognized expertise in the laws of the relevant jurisdiction stating that there has

Exhibit A-9

been such Change in Tax Law that would entitle the Issuers to redeem the Notes under the Indenture. In addition, before the Issuers publish or send notice of redemption of the Notes as described above, they will deliver to the Trustee an Officer’s Certificate to the effect that the obligation to pay Additional Amounts cannot be avoided by the Issuers or the relevant Guarantor taking reasonable measures available to them.

The Trustee will accept such Officer’s Certificate and opinion of independent tax counsel as conclusive evidence, without further inquiry, of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the Notes.

The foregoing provisions will apply mutatis mutandis to any successor Person, after such successor Person becomes a party to the Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to the Indenture. In addition, the foregoing provisions will apply with respect to a Guarantor’s obligation to pay Additional Amounts only after the Guarantor is obligated to make at least one payment on the Notes.

Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, Incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Issuers if the Issuers determine in their sole discretion that any or all of such conditions will not be satisfied (or waived). For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such redemption date as so delayed may occur, subject to the applicable procedures of DTC, at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the applicable notice of redemption. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

6.       Mandatory Redemption

The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Exhibit A-10

7.       Notice of Redemption

Notices of redemption will be mailed by first-class mail to each holder of Notes to be redeemed at its registered address (with a copy to the Trustee) or otherwise delivered electronically in accordance with the procedures of DTC, in each case, at least 10 but not more than 60 days before the redemption date, except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII thereof or if the redemption date is delayed as described in the Indenture. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions specified in the Indenture are satisfied, on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.	Repurchase of Notes at the Option of the Holders upon Change of Control Triggering Events and Asset Sales

Upon the occurrence of a Change of Control Triggering Event, each holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Notes upon the occurrence of certain events.

9.          [Intentionally Omitted]

10.       Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A holder shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or between a Record Date and the relevant Interest Payment Date.

11.       Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

Exhibit A-11

12.       Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, the holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

13.       Discharge and Defeasance

Subject to certain conditions specified in the Indenture, the Issuers at any time may terminate some of or all their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.       Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes and/or the Guarantees may be amended with the written consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding and (ii) any past default or compliance with any provisions may be waived with the written consent of the holders of at least a majority in principal amount of the Notes then outstanding. Without the consent of any holder, the Issuers and the Trustee may make certain amendments and supplements to the Indenture, the Notes and/or the Guarantees as set forth in the Indenture.

15.       Defaults and Remedies

If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to Holdings or the Issuers) occurs and is continuing, the Trustee by notice to the Issuers or the holders of at least 30% in aggregate principal amount of outstanding Notes by notice to the Issuers, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to Holdings or the Issuers occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense and certain other conditions specified in the Indenture are satisfied. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) holders of at least 30% in aggregate principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy, (iii) such holders have offered and, if requested, provided, the Trustee security or indemnity

Exhibit A-12

satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period. The holders of a majority in principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or subject to Section 7.01 of the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

For the avoidance of doubt, no premium in respect of the Notes shall be payable as a result of any Default or Event of Default.

16.       Trustee Dealings with the Issuers

Subject to certain limitations imposed by the TIA (if then applicable to the Indenture), the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17.       No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests in Holdings, any Issuer or any direct or indirect parent companies, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture or the Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability.

18.       Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually, electronically or by facsimile signs the certificate of authentication on the other side of this Note.

19.       Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint

Exhibit A-13

tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.       Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, TO THE EXCLUSION OF THE APPLICATION OF THE PROVISIONS OF ARTICLES 470-1 TO AND INCLUDING 470-19 OF THE LUXEMBOURG COMPANIES LAW.

21.       CUSIP Numbers; ISINs

The Issuers have caused CUSIP numbers and ISINs to be printed on the Notes and have directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

Exhibit A-14

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                  agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-15

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);
☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to Garrett Motion Inc. or a subsidiary thereof; or
(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or
(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or
(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or
(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7), (9) or (12) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or
(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exhibit A-16

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-17

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

Exhibit A-18

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $______________. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

Exhibit A-19

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.06 (Asset Sales) or 4.08 (Change of Control Triggering Event) of the Indenture, check the box:

Asset Sale ☐             Change of Control Triggering Event ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.06 (Asset Sales) or 4.08 (Change of Control Triggering Event) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

Exhibit A-20

EXHIBIT B

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

TRANSFEREE LETTER OF REPRESENTATION

GARRETT MOTION HOLDINGS inc.
GARRETT MOTION S.à R.L.
c/o Wilmington Trust, National Association
Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Garrett Motion Notes Administrator

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[      ] principal amount of the 7.750% Senior Notes due 2032 (the “Notes”) of Garrett Motion Holdings Inc. (collectively with its successors and assigns, the “U.S. Issuer”) and Garrett LX I S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg with registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B225642, which is an indirect wholly owned subsidiary of the U.S. Issuer (the “Co-Issuer” and, together with the U.S. Issuer, the “Issuers” and each an “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:  ______________________

Address:  ______________________

Taxpayer ID Number:  ______________________

The undersigned represents and warrants to you that:

1.       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7), (9) or (12) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.       We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following

Exhibit B-1

sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable), (d) pursuant to an effective registration statement under the Securities Act, (e) to Garrett Motion Inc. or any subsidiary thereof or (f) in accordance with another exemption from the registration requirements of the Securities Act, in each of cases (a) through (f) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor,” the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer of the Notes pursuant to clauses 1(b) through 1(f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

Dated:
	TRANSFEREE:	,

By:

Exhibit B-2

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [           ], among GARRETT MOTION HOLDINGS INC., a Delaware corporation (the “U.S. Issuer”), GARRETT MOTION LX I S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg with registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B225642, which is an indirect wholly owned subsidiary of the U.S. Issuer (the “Co-Issuer” and, together with the U.S. Issuer, the “Issuers” and each an “Issuer”), GARRETT MOTION INC., a Delaware corporation (“Holdings”), [SUBSIDIARY GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of Holdings, and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuers, Holdings, certain Subsidiary Guarantors and the Trustee have heretofore executed an indenture, dated as of May 21, 2024 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ 7.750% Senior Notes due 2032 (the “Notes”), initially in the aggregate principal amount of $800,000,000;

WHEREAS Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances Holdings and the Issuers are required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuers’ Obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 12.07 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuers, Holdings and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.       Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

Exhibit C-1

2.       Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3.       Notices. All notices or other communications to the New Subsidiary Guarantor shall be given as provided in Section 13.02 of the Indenture.

4.       Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.       Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, TO THE EXCLUSION OF THE APPLICATION OF THE PROVISIONS OF ARTICLES 470-1 TO AND INCLUDING 470-19 OF THE LUXEMBOURG COMPANIES LAW.

6.       Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.       Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

Exhibit C-2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

GARRETT MOTION HOLDINGS INC.

By:
Name:
Title:

GARRETT MOTION LX I S.à R.L.

By:
Name:
Title:

GARRETT MOTION INC.

By:
Name:
Title:

[NEW SUBSIDIARY GUARANTOR], as a Subsidiary Guarantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

Exhibit C-3